UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Palomar Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

7979 Ivanhoe Avenue, Suite 500, La Jolla, CA 92037	PLMR.com

PALOMAR HOLDINGS, INC.

7979 Ivanhoe Avenue, Suite 500

La Jolla, California 92037

Dear Stockholder:

I am pleased to invite you to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Palomar Holdings, Inc. (“Palomar”), which will be held at the Palomar offices, located at 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037 on May 27, 2021, at 9:00 a.m. Pacific Time. Doors open at 8:30 a.m. Pacific Time.

At the Annual Meeting, we will ask you to consider the following proposals:

●	To elect as Class II directors the two nominees named in this proxy statement to serve until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified.
●	To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as described in the proxy statement.
●	To approve, on a non-binding advisory basis, the frequency of future advisory votes on Named Executive Officers’ compensation.
●	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.
●	To transact such other business that may properly come before the Annual Meeting or any postponements or adjournments thereof.

Stockholders of record as of April 1, 2021 may vote at the Annual Meeting or any postponement or adjournment of the meeting.

We are pleased to announce that we are taking advantage of U.S. Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders over the Internet. We believe that this process will allow us to provide our stockholders with the information they need in a timely manner, reduce the environmental impact of printing and distributing our proxy materials and lower our costs.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to submit your vote via the Internet, telephone or, if you requested a printed copy of the proxy materials, via mail. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by phone, or, if you requested a printed copy of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

On behalf of the Board of Directors, I would like to express our appreciation of your interest in Palomar.

Sincerely,

Mac Armstrong

Chief Executive Officer

La Jolla, California

April 16, 2021

7979 Ivanhoe Avenue, Suite 500, La Jolla, CA 92037	PLMR.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	May 27, 2021 at 9:00 a.m. Pacific Time

Place	Our principal executive offices located at 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037.

Items of Business

●    To elect as Class II directors the two nominees named in this proxy statement to serve until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified.

●    To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as described in the proxy statement.

●    To approve, on a non-binding advisory basis, the frequency of future advisory votes on Named Executive Officers’ compensation.

●    To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

●    To transact such other business that may properly come before the Annual Meeting or any postponements or adjournments thereof.

Record Date	April 1, 2021 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

Annual Report	You may access our Annual Report on Form 10-K for the year ended December 31, 2020 and our proxy solicitation materials by visiting www.envisionreports.com/PLMR.

Proxy Voting

YOUR VOTE IS IMPORTANT. Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone, or, if you requested a printed copy of the proxy materials, by signing, dating, and returning the enclosed proxy card, will save the expenses and extra work of additional solicitation.

By order of the Board of Directors,

Mac Armstrong
Chief Executive Officer La Jolla, California April 16, 2021

This notice of our Annual Meeting of Stockholders and the accompanying proxy statement and form of proxy are being distributed and made available on or about April 16, 2021.

7979 Ivanhoe Avenue, Suite 500, La Jolla, CA 92037	PLMR.com

Although we currently intend to hold our Annual Meeting in person, we are actively monitoring the public health and travel safety concerns relating to the coronavirus (COVID-19) and the advisories or mandates that federal, state, and local governments may issue. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor any public announcements and our investor relations website at https://ir.plmr.com/ for updated information. If you are planning to attend our Annual Meeting, please check any public announcements that we may make and the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

7979 Ivanhoe Avenue, Suite 500, La Jolla, CA 92037	PLMR.com

7979 Ivanhoe Avenue, Suite 500, La Jolla, CA 92037	PLMR.com

PROXY STATEMENT

For 2021 Annual Meeting of Stockholders

To Be Held at 9:00 a.m. Pacific Time on May 27, 2021

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of Palomar Holdings, Inc. (the “Company” or “Palomar”) for use at its 2021 annual meeting of stockholders (the “Annual Meeting”), and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on May 27, 2021 at 9:00 a.m. Pacific Time, at our principal executive offices located at 7979 Ivanhoe Avenue, Suite 500 La Jolla, California 92037.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by voting by telephone or over the Internet, or, if you requested a printed copy of the proxy materials, by submitting the enclosed proxy card. We have designated our Chairman and Chief Executive Officer, Mac Armstrong, to serve as proxy for the Annual Meeting.

Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of the proxy materials to each stockholder. On or about April 16, 2021, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2020 via the Internet and how to vote your proxy. If you received the Notice, you will not automatically receive a printed copy of our proxy materials in the mail. If you would like to receive a printed copy, please follow the instructions provided in the Notice.

Why am I receiving these materials?

The Board of Palomar is making available these proxy materials to you in connection with the Board’s solicitation of proxies for use at Palomar’s Annual Meeting, which will take place on May 27, 2021. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

What information is contained in these materials?

The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our most highly paid executive officers and our directors, and certain other required information. Palomar’s 2020 Annual Report on Form 10-K, which includes our audited consolidated financial statements, is also furnished with this proxy statement.

What proposals will be voted on at the Annual Meeting?

The proposals scheduled to be voted on at the Annual Meeting include:

●	the election of two Class II directors to hold office until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified;

●	a proposal to approve, on a non-binding advisory basis, of the compensation of our Named Executive Officers as described in this proxy statement (“Say-on-Pay-Vote”);
●	a proposal to approve, on a non-binding advisory basis, on the frequency of future advisory votes on Named Executive Officers’ compensation (“Say-on-Frequency Vote”);
●	a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and
●	any other business that may properly come before the Annual Meeting.

At the time this proxy statement was filed with the SEC, our management and Board were not aware of any other matters to be presented at the Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement.

How does our Board recommend that I vote?

Our Board recommends that you vote:

●	FOR the election of the directors nominated by our Board and named in this proxy statement as Class II directors to serve for three-year terms;
●	FOR the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers as described in this proxy statement;
●	FOR the frequency of “One Year” with respect to future advisory votes on Named Executive Officers’ compensation; and
●	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on April 1, 2021, the record date for the Annual Meeting (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 25,588,550 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors. The shares you are entitled to vote include shares that are (1) held of record directly in your name, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individual listed on the form of proxy card or to vote in person at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. Please see “What if I do not specify how my shares are to be voted?” for additional information.

How can I contact Palomar’s transfer agent?

Contact our transfer agent by either writing to Computershare Investor Services, P.O. Box 505000, Louisville, KY 40233-5000 by telephoning (800) 736-3001 or (781) 575-3100, or via its Investor Center at www.computershare.com/investor.

Do I have to do anything in advance if I plan to attend the Annual Meeting in person?

Stockholder of Record: Shares Registered in Your Name. If you were a stockholder of record at the close of business on the Record Date, you do not need to do anything in advance to attend and/or vote your shares in person at the Annual Meeting, but you will need to present government-issued photo identification for entrance to the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you were a beneficial owner at the close of business on the Record Date, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the stockholder of record with respect to your shares. You may still attend the Annual Meeting even if you do not have a legal proxy. For entrance to the Annual Meeting, you will need to provide proof of beneficial ownership as of the Record Date, such as the notice or voting instructions you received from your broker, bank or other nominee or a brokerage statement reflecting your ownership of shares as of the Record Date, and present government-issued photo identification.

Please note that no cameras, recording equipment, large bags, briefcases, or packages will be permitted in the Annual Meeting.

We are actively monitoring the public health and travel safety concerns relating to the coronavirus (COVID-19) and the advisories or mandates that federal, state, and local governments may issue. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our public announcements and our investor relations website at https://ir.plmr.com/ for updated information. If you are planning to attend our Annual Meeting, please check any of our public announcements and the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

Will the annual meeting be webcast?

We do not expect to webcast the Annual Meeting.

How do I vote and what are the voting deadlines?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can vote in one of the following ways:

●	You may vote via the Internet or by telephone. If you are a stockholder of record, you may vote by following the telephone or Internet voting instructions on the Notice.
●	If you requested a printed copy of the proxy materials, you may vote by mail. Please complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it to the tabulation agent in the enclosed postage-paid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the person named in the proxy card will vote the shares represented by your proxy card as recommended by our Board.
●	You may vote in person. If you plan to attend the Annual Meeting, you may vote by completing and submitting a ballot, which will be provided at the Annual Meeting. However, while we intend to hold the annual meeting in person at this time, we are actively monitoring the coronavirus (COVID-19). We are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication and you will be unable to cast your vote in-person. Please monitor any public announcements and our investor relations website at https://ir.plmr.com/ for updated information. If you are planning to attend our Annual Meeting, please check any public announcements that we may make and the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

Please note that the Internet and telephone voting facilities will close at 11:59 PM Pacific Time on May 26, 2021.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of shares held of record by a broker, bank, or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank, or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

●	entering a new vote by Internet or telephone;
●	if you requested a printed copy of the proxy materials, by signing and returning a new proxy card with a later date;
●	delivering a written revocation to our Secretary at Palomar Holdings, Inc., 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037; or
●	attending the Annual Meeting and voting in person.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. Pacific Time, at our corporate headquarters at 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037, by contacting our corporate secretary.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. The person named in the proxy has been designated as proxy holder by our Board. The shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holder will use his own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holder can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What if I do not specify how my shares are to be voted?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

●	FOR the election of the directors nominated by our Board and named in this proxy statement as Class II directors to serve for three-year terms (Proposal No. 1);
●	FOR the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers as described in this proxy statement (Proposal No. 2);
●	FOR frequency of “One Year” with respect to future advisory votes on Named Executive Officers’ compensation (Proposal No. 3);
●	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021 (Proposal No. 4); and
●	in the discretion of the named proxy holder regarding any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposals No. 1 (election of directors), No. 2 (Say-on-Pay-Vote) and No.3 (Say-on-Frequency-Vote) are non-routine matters, while Proposal No. 4 (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposals No. 1, 2 or 3, which would result in “broker non-votes,” but may, in its discretion, vote your shares with respect to Proposal No. 4. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. A majority of the issued and outstanding shares of capital stock and entitled to vote generally in the election of directors, present in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. As noted above, as of the Record Date, there were a total of 25,588,550 shares of common stock outstanding, which means that 12,794,276 shares of common stock must be represented in person or by proxy at the Annual Meeting to have a quorum. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting (e.g., Proposal No. 2). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Discretionary Voting Allowed?
Election of directors	Plurality of the votes cast by stockholders entitled to vote at the meeting	No
Advisory Vote on Executive Compensation (“Say-on-Pay”)	Majority of the shares present in person or represented by proxy and entitled to vote thereon	No
Advisory vote on the frequency of future Say-on-Pay votes	The option that receives the highest number of votes cast by stockholders will be the preferred frequency selected by our stockholders.	No
Ratification of appointment of Ernst & Young LLP	Majority of the shares present in person or represented by proxy and entitled to vote thereon	Yes

Proposal No. 1: Election of two nominees for Class II directors named in this proxy statement to hold office until our 2024 annual meeting of stockholders or until their successors are duly elected and qualified.

The election of the directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. You may (i) vote FOR all nominees, (ii) WITHHOLD your vote as to all nominees, or (iii) vote FOR all nominees except for those specific nominees from whom you WITHHOLD your vote. Any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominees’ favor and will have no effect on the outcome of the election. If you WITHHOLD your vote as to all nominees, you will be deemed to have abstained from voting on Proposal No. 1, and such abstention will have no effect on the outcome of the proposal.

Proposal No. 2: Approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers as described in this proxy statement.

The proposal to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as set forth in this proxy statement requires the vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 2, the abstention will have the same effect as a vote AGAINST the proposal. Broker non-votes will not be considered as present and entitled to vote on this proposal, and, therefore, will have no effect on the vote for this proposal.

Proposal No. 3: Approval, on a non-binding advisory basis, the frequency of future advisory votes on Named Executive Officers’ compensation.

The proposal to approve, on a non-binding advisory basis, the frequency of future advisory votes on Named Executive Officers’ compensation, votes for “One Year,” “Two Years,” or “Three Years.” Abstentions and broker non-votes will not be counted as votes cast, and, therefore, will have no effect on the vote totals for any of the three options available to stockholders.

Proposal No. 4: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

The ratification of the appointment of Ernst & Young LLP requires an affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 4, the abstention will have the same effect as a vote AGAINST the proposal. Broker non-votes will have no effect on the outcome of this proposal.

Who will count the votes?

A representative of our mailing agent, Computershare Trust Company, N.A., will tabulate the votes and Chris Uchida, our Chief Financial Officer, will act as inspector of elections.

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

Our Board is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Palomar or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

I share an address with another stockholder, and we received only one paper copy of the Notice. How may I obtain an additional copy of the Notice?

We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the Notice to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Upon written or oral request, we will promptly deliver a separate copy of the Notice, and if applicable, the proxy materials, to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice, you may contact us as follows:

Palomar Holdings, Inc. Attention: Secretary 7979 Ivanhoe Avenue, Suite 500 La Jolla, California 92037 (619) 567-5290

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K (“Form 8-K”) that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us at that time, we intend to file a Form 8-K with the SEC to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2022 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 17, 2021. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Stockholder proposals should be addressed to:	Palomar Holdings, Inc. Attention: Secretary 7979 Ivanhoe Avenue, Suite 500 La Jolla, California 92037

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our Board, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2022 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

●	not earlier than January 27, 2022; and

●	not later than February 26, 2022.

In the event that we hold our 2022 annual meeting of stockholders more than 30 days before or more than 70 days after the first anniversary of the date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

●	the 90th day prior to such annual meeting; or
●	the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance — Stockholder Recommendations for Nominations to the Board.”

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board, which is currently comprised of six members, five of which are “independent” under Nasdaq listing standards.

The Board is nominating two nominees for election as Class II directors. Our Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. Our board of directors has nominated Catriona M. Fallon and Richard H. Taketa for election at the Annual Meeting, each to serve as Class II directors until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified.

The following charts set forth the ages, ethnic diversity, gender diversity and independence status of our Board as of April 1, 2021.

The table below details certain information for each of the nominees, the non-continuing directors whose terms expire at the Annual Meeting and the directors whose terms do not expire at the Annual Meeting.

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Nominees for Director
Catriona M. Fallon (1)(2)	II	50	Director (I)	2019	2021	2024
Richard H. Taketa (1)(3)	II	49	Director (I)	2019	2021	2024

Continuing Directors
Daryl Bradley (2)(3)(4)	I	65	Director (I)	2020	2023	—
Robert E. Dowdell (1)(2)	I	75	Director (I)	2019	2023	—
Mac Armstrong (4)	III	46	Chief Executive Officer, Director and Chairman (N)	2014	2022	—
Martha Notaras (2)(3)(4)	III	60	Director (I)	2020	2022	—

I = Independent

N = Not independent

(1)	Member of our Nominating and Corporate Governance Committee.
(2)	Member of our Audit Committee.
(3)	Member of our Compensation Committee.
(4)	Member of our Environmental, Social and Corporate Governance Committee.

Nominees for Director

for a term expiring at our 2024 annual meeting of stockholders

Catriona M. Fallon

Ms. Fallon has served as a member of our Board of Directors since May 2019. She also serves on the Board of Directors for General Fusion, a Canadian company which is pursuing the fastest and most practical path to commercial fusion energy. Until November 2020, Ms. Fallon served as the Chief Financial and Administrative Officer of Hitachi Vantara, a digital solutions, services, and infrastructure company. Ms. Fallon previously served as General Manager and Senior Vice President of the Networks Segment of Itron, Inc., a utilities technology company and had previously been the Executive Vice President and Chief Financial Officer of Silver Spring Networks until Itron’s acquisition of the Company in 2018. Previously, Ms. Fallon served as Executive Vice President and Chief Financial Officer at Marin Software Incorporated, a software-as-as-service enterprise marketing solutions company. Prior to joining Marin Software, Ms. Fallon was the Vice President of Finance and Chief of Staff to the Chief Financial Officer at Cognizant Technology Solutions, a business and technology services company. Ms. Fallon’s experience also includes nearly five years at Hewlett-Packard Company, where she held several leadership positions including Vice President of Strategy and Financial Planning, Director of Investor Relations, and Director of Strategy and Corporate Development. She has also served as an equity analyst covering media and technology companies at Citigroup Investment Research and has held roles with Piper Jaffray & Company, McKinsey & Company, and Oracle Corporation. Ms. Fallon previously served on the Board of Directors of Cray Inc. (NASDAQ: CRAY), as well as the Audit Committee and Strategic Technology Assessment Committee of Cray Inc. until its acquisition by Hewlett Packard Enterprise. Ms. Fallon received a B.A. in Economics from UCLA and an M.B.A. from Harvard Business School. We believe that Ms. Fallon’s experiences as a senior finance executive, including as the Chief Financial Officer of other publicly traded technology companies, qualifies her to serve on our Board of Directors.

Richard H. Taketa

Mr. Taketa has served as a member of our Board of Directors since March 2019 and on the Board of Directors of our insurance subsidiaries since October 2018. Mr. Taketa serves as President of Taketa Capital Corporation, where he has worked since September 2018. Previously, Mr. Taketa served as Chief Executive Officer and President of York Risk Services Group, Inc., from January 2014 through September 2018, previously holding the positions of Chief Operating Officer, Chief Strategy Officer, and President at numerous York divisions and subsidiaries since 2006. Prior to joining York, Mr. Taketa served as the Chief Executive Officer of Southern California Risk Management Associates and an associate at DLA Piper LLP. In addition, Mr. Taketa serves on the Board of Directors of Veritone, Inc. (Nasdaq: VERI), and several private companies. Mr. Taketa earned his B.A. in Economics from Colgate University and his J.D. from Stanford Law School. We believe Mr. Taketa is qualified to serve on our Board due to his executive and insurance industry experience, as well as his experience as a director of numerous private companies.

Continuing Directors

Class I Directors with a term expiring at our 2023 annual meeting of stockholders

Daryl Bradley

Mr. Bradley has served as a member of our Board of Directors since May 2020 and on the Board of Directors of our insurance subsidiaries since June 2020. From 1995 to 2018, Mr. Bradley held various roles at Everest Reinsurance Company, a reinsurance and insurance company, most recently serving as Executive Vice President and Head of International Insurance from February 2015 to January 2018 and, prior to that, as Executive Vice President and President of Insurance Operations, Chairman of Everest Insurance Company of Canada, and President and Board member of all of Everest’s statutory primary insurance companies from August 2007 to February 2015. Prior to joining Everest, Mr. Bradley served several roles at Continental Insurance Corporation from 1992 to 1995 and Fireman’s Fund Insurance Company from 1982 to 1992. Mr. Bradley earned his B.A. in

Political Science from the University of Chicago. We believe Mr. Bradley is qualified to serve on our Board because his management experience in the insurance and reinsurance industry brings valuable industry knowledge and practical experience to our Board.

Robert E. Dowdell

Mr. Dowdell has served as a member of our Board of Directors since March 2019 and on the Board of Directors of our insurance subsidiaries since October 2018. Mr. Dowdell founded Career Education Corporation and served as its Chief Executive Officer and President from September 2006 to March 2007, as a Board Member from 1994 until 2008, and its Chairman of the Board from 2004 until March 2008. Previously, Mr. Dowdell served as Chief Executive Officer of Marshall & Swift/Boeckh, LLC, President of National Education Centers, Corporate Controller of National Education Corp and Chamberlain Manufacturing Corp, and as an Audit Manager at PricewaterhouseCoopers LLP. Mr. Dowdell is a Certified Public Accountant in California and Illinois. Mr. Dowdell currently serves on the Boards of a number of private companies. Mr. Dowdell earned his B.B.A. and M.B.A. from the University of Notre Dame. We believe Mr. Dowdell is qualified to serve on our Board due to his more than 30 years of leadership and management experience in various insurance servicing firms and other institutions, as well as previous Corporate Controller and Audit Committee responsibilities for both public and private firms.

Class III Directors with a term expiring at our 2022 annual meeting of stockholders

Mac Armstrong

Mr. Armstrong has served as our Chief Executive Officer and a Director since February 2014 and Chairman of our Board of Directors since June 2020. Prior to joining our Company, Mr. Armstrong served as the President of Arrowhead General Insurance Agency, which he joined in June 2009, previously holding the positions of Chief Financial Officer and Chief Operating Officer. Mr. Armstrong led the sale of Arrowhead to Brown & Brown, Inc. in January 2012. Mr. Armstrong’s prior experience includes Spectrum Equity Investors, a private equity investment firm where he led the insurance investing practice and Alex. Brown & Sons/ BT Alex. Brown Inc., an investment bank acquired by Deutsche Bank. Mr. Armstrong earned an A.B. from Princeton University. Mr. Armstrong is a member of the Board of Advisors of Cloverlay Investment Management LLC, a private equity investment firm and a member of the Board of Trustees of the Bishop’s School. We believe Mr. Armstrong is qualified to serve on our Board of Directors due to his extensive experience leading insurance companies and his industry knowledge.

Martha Notaras

Ms. Notaras has served as a member of our Board of Directors since February 2020. Ms. Notaras is Managing Partner at Brewer Lane Ventures, investing in early stage insurtech and fintech companies. Ms. Notaras serves on the Boards of Cowbell Cyber, an artificial intelligence-driven cyber managing general agent; Lynk, which uses artificial intelligence to deliver its knowledge as a service platform; and Cape Analytics, which delivers highly accurate property data derived from imagery via machine learning. Prior to joining Brewer Lane Ventures, Ms. Notaras was Partner at XL Innovate, investing in early stage insurtechs, including Lemonade, which had a successful initial public offering in 2020. Previously, Ms. Notaras ran corporate development for the business analytics division of the Daily Mail, where she acquired 20 companies, including insurtech pioneer Risk Management Solutions. Ms. Notaras has served as Board Director for many early and growth stage companies focusing on fintech, insurtech, proptech, edtech and digital media. Ms. Notaras’s prior experience includes investment banking at Merrill Lynch and commercial banking at Credit Suisse. Ms. Notaras earned her A.B. Cum Laude from Princeton University and her MBA from Harvard Business School, where she was a Baker Scholar, awarded for graduating in the top five percent of the class. We believe Ms. Notaras is qualified to serve on our Board due to her extensive experience working with emerging private and public companies.

Director Independence

Our Board has undertaken a review of the independence of each current director in accordance with the Nasdaq Marketplace rules, and determined that each of Mss. Fallon and Notaras and Messrs. Bradley, Dowdell, and Taketa, representing five of our six continuing Directors, is “Independent” as that term is defined under the rules of Nasdaq. In addition, Mss. Fallon and Notaras and Messrs. Bradley, Dowdell, and Taketa are Non-Employee Directors, as defined in Rule 16b-3 of the Exchange Act.

Our Board also determined that Ms. Fallon (Chairperson), Mr. Bradley, Mr. Dowdell and Ms. Notaras, who currently comprise our Audit Committee, satisfy the listing standards of Nasdaq and the SEC for service on our Audit Committee. Our Board also determined that Mr. Taketa (Chairperson), Mr. Bradley and Ms. Notaras, who currently serve on our Compensation Committee, satisfy the independence standards for compensation committees established by SEC rules and the listing standards of Nasdaq. The Board has also determined that Mr. Dowdell (Chairperson), Ms. Fallon and Mr. Taketa, who currently serve on our Nominating and Corporate Governance Committee, satisfy the independence standards for nominating committees established by applicable SEC rules and the listing standards of Nasdaq.

In evaluating the independence of Mss. Fallon and Notaras and Messrs. Bradley, Dowdell, and Taketa, the Board considered their current and historical employment, any compensation we have given to them, any transactions we have with them, their beneficial ownership of our capital stock, their ability to exert control over us, all other material relationships they have had with us and the same facts with respect to their immediate family. The Board also considered all other relevant facts and circumstances known to it in making this independence determination.

Board Leadership Structure

Our Board of Directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide effective oversight of management. Our bylaws and corporate governance guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer. Our Board of Directors currently believes that our existing leadership structure, under which Mac Armstrong serves as our Chief Executive Officer and as our Chairman of the Board, is effective.

Board Meetings and Committees

During 2020, our Board held seven meetings (including regularly scheduled and special meetings), and each Director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he or she served as a Director and (ii) the total number of meetings held by all Committees of our Board on which he or she served during the periods that he or she served.

It is the policy of our Board to regularly have separate meeting times for Independent Directors without management. Although we do not have a formal policy regarding attendance by members of our Board at annual meetings of stockholders, we encourage, but do not require, our directors to attend.

Our Board currently has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Environmental, Social and Corporate Governance Committee. Each committee has the composition and responsibilities described below.

Audit Committee

The members of our Audit Committee are Catriona M. Fallon (Chairperson), Daryl Bradley, Robert E. Dowdell and Martha Notaras. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the Nasdaq Marketplace Rules. Our Board of Directors has determined that Catriona M. Fallon is an Audit Committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of the Nasdaq Stock Market. The Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee:

●	appoints our independent registered public accounting firm;
●	evaluates the independent registered public accounting firm’s qualifications, independence and performance;
●	determines the engagement of the independent registered public accounting firm;
●	reviews and approves the scope of the annual audit and the audit fee;
●	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
●	review (a) the internal control report prepared by management, including management’s assessment of the effectiveness of the Company’s internal control over financial reporting and (b) the Company’s independent auditor’s attestation, and report, on the assessment made by management, in each case, as and when required by Section 404 of the Sarbanes-Oxley Act of 2002. Discuss with management, the internal audit group, and the independent auditor any changes in internal control over financial reporting disclosed or considered for disclosure in the Company’s periodic filings with the SEC. Review with management and the Company’s independent auditor any reports or disclosure submitted by management to the Committee as contemplated by the certifications required under Section 302 of the Sarbanes-Oxley Act of 2002;
●	reviews and discusses with management the Company’s major financial risk exposures and management’s risk assessment and risk management policies;
●	reviews related party transactions;
●	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
●	monitors the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;
●	is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;
●	reviews our critical accounting policies and estimates;
●	is responsible for establishing procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Adopt, as necessary, appropriate remedial measures or actions with respect to such complaints or concerns; and
●	reviews the Audit Committee charter and the committee’s performance at least annually.

Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. A copy of the charter of our Audit Committee is available on our website at www.plmr.com in the Corporate Governance section of our Investors webpage. During 2020, our Audit Committee held seven meetings.

Compensation Committee

Our Compensation Committee consists of Mr. Taketa (Chairperson), Mr. Bradley and Ms. Notaras. Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. Among other matters, the Compensation Committee:

●	reviews and recommends corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers;
●	evaluates the performance of these officers in light of those goals and objectives recommends to our board of directors the compensation of these officers based on such evaluations;
●	recommends to our Board of Directors the issuance of stock options and other awards under our stock plans; and
●	reviews and evaluates, at least annually, the performance of the Compensation Committee and its members, including compliance by the Compensation Committee with its charter.

Our Compensation Committee operates under a written charter that satisfies the listing standards of Nasdaq. A copy of the charter of our Compensation Committee is available on our website at www.plmr.com in the Corporate Governance section of our Investors webpage. The Compensation Committee held four meetings during 2020.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee during the last fiscal year (which includes Mr. Taketa (Chairperson), Mr. Bradley and Ms. Notaras) is or has at any time been an officer or employee of ours. None of our Executive Officers currently serves or in the past year has served as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Mr. Dowdell (Chairperson), Ms. Fallon and Mr. Taketa. The principal duties and responsibilities of the Nominating and Corporate Governance Committee are as follows:

●	to identify candidates qualified to become directors, consistent with criteria approved by our Board of Directors;
●	to recommend to our Board of Directors nominees for election as directors at the next annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected, as well as to recommend directors to serve on the other committees of the Board of Directors;
●	to recommend to our Board of Directors candidates to fill vacancies and newly created directorships on the Board;
●	to identify best practices and recommend corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance;

●	to develop and recommend to our Board of Directors guidelines setting forth corporate governance principles; and
●	to oversee the evaluation of our Board of Directors and senior management.

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the listing standards of Nasdaq. A copy of the charter of our Nominating and Corporate Governance Committee is available on our website at www.plmr.com in the Corporate Governance section of our Investors webpage. The Nominating and Corporate Governance Committee held four meetings during 2020.

Environmental, Social and Corporate Governance Committee

In October 2020, our Board established an Environmental, Social and Corporate Governance (“ESG”) Committee that consists of Ms. Notaras (Chairperson), Mr. Armstrong and Mr. Bradley. The principal duties and responsibilities of the ESG Committee are as follows:

●	to assist in setting the Company’s general strategy with respect to environmental, health and safety, corporate social responsibility, corporate governance, sustainability, and other public policy matters relevant to the Company (collectively, “ESG matters”), and to consider and recommend policies, practices, and disclosures that conform with the strategy;
●	to oversee the Company’s reporting and disclosure with respect to ESG matters;
●	to assist in overseeing internal and external communications regarding the Company’s position or approach to ESG matters;
●	to consider current and emerging ESG matters that may affect the business, operations, performance or public image of the Company or are otherwise pertinent to the Company and its stakeholders, and to make recommendations on how the Company’s policies, practices and disclosures can adjust to or address current trends;
●	to make periodic visits, as individual members or as a committee, to operational locations in order to become familiar with the nature of the operations and review relevant objectives, procedures and performance with respect to ESG matters;
●	to put systems in place, as deemed necessary and appropriate, to monitor ESG matters;
●	to advise the Company on stockholder proposals and other significant stakeholder concerns relating to ESG matters;
●	to assist with additional internal departments, and outside consultants as applicable, to drive timely and relevant disclosures of ESG matters;
●	to review and assess its charter annually and recommend to the Board any proposed changes for approval; and
●	to perform such other duties, tasks, and responsibilities relevant to the purpose of the ESG Committee as may from time to time be requested.

Our ESG Committee operates under a written charter, a copy of which is available on our website at www.plmr.com in the Corporate Governance section of our Investors webpage. There were no meetings held by the ESG Committee during 2020.

Sustainability & Citizenship Report and Commitment to Diversity, Equality and Inclusion

In December 2020, we published our inaugural Sustainability & Citizenship Report. This report is part of our commitment to exceeding traditional ESG standards and outlines meaningful steps the Company has taken to address a range of issues, including climate change, diversity, equality and inclusion, economic and social justice matters, while maintaining a compassionate workplace. A copy of our 2020 Sustainability & Corporate Citizenship Report can be found on our website at http://www.plmr.com under the “About” section. A few highlights from the report are as follows:

●	Launched the newly appointed ESG Committee of the Company’s board of directors designed to enhance the Company’s reputation as a forward-thinking employer and partner.
●	Created the Palomar DICE Council (Diversity, Inclusion, Community Engagement and Equality), a team member-led effort that advises management on diversity and inclusion initiatives and best practices.
●	Made continual gains in workforce and board diversity (67% percent of the Company’s board of directors are women or members of underrepresented communities).
●	Made financial contributions to the Center for Policing Equity, a leading non-profit addressing racial inequities in policing and law enforcement.
●	Committed to following the Ten Principles of the UN’s Global Compact.
●	Eliminated the use of disposable plastic water bottles at our corporate headquarters.
●	Provided details on how the Company has addressed employee mental health amid the COVID-19 pandemic and the social unrest that has occurred across the country during the year.
●	Committed an allocation of up to $10 million of depository assets to be held by Broadway Federal Bank, a Los Angeles, CA based and minority-owned financial institution.

Identifying and Evaluating Nominees for Director

The Nominating and Corporate Governance Committee use the following procedures to identify and evaluate any individual recommended or offered for nomination to the Board:

●	The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the Nominating and Corporate Governance Committee from other sources.
●	In its evaluation of director candidates, including the members of the Board eligible for re-election, the Nominating and Corporate Governance Committee will consider the following:

●     any specific minimum qualifications that it believes must be met by a nominee for a position on the Board;

●     any specific qualities or skills that it believes are necessary for one or more of the Board members to possess and

●     the desired qualifications, expertise, experience, and characteristics of Board members, with the goal of developing an experienced and highly qualified Board.

For Board membership, the criteria considered includes independence, diversity of experience, demonstrated leadership, and the ability to exercise sound judgment. The backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities. Although there is no specific policy regarding diversity in identifying director nominees, both the Nominating and Corporate Governance Committee and the Board seek the talents and backgrounds that would be most helpful to us in selecting director nominees. In particular, the Nominating and Corporate Governance Committee, when recommending director candidates to the full Board of Directors for nomination, may consider whether a director candidate, if elected, assists in achieving a mix of Board of Directors members that represents a diversity of background and experience.

Stockholder Recommendations for Nominations to the Board

A stockholder that wishes to recommend a candidate for consideration by the Committee as a potential candidate for director must direct the recommendation in writing to Palomar Holdings, Inc., 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037, Attention: Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, class and number of shares of our capital stock that are held by the nominee, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between us and the candidate and evidence of the recommending stockholder’s ownership of our stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, and diversity of experience, independence, area of expertise, corporate experience, potential conflicts of interest, other commitments and the like and personal references. Our Board will consider the recommendation but will not be obligated to take any further action with respect to the recommendation.

Communications with the Board of Directors

In cases where stockholders and other interested parties wish to communicate directly with our non-management directors, messages can be sent to our Secretary, at Palomar Holdings, Inc., 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037, Attention: Secretary. Our Secretary monitors these communications and will provide a summary of all received messages to the Board at each regularly scheduled meeting of the Board. Our Board generally meets on a quarterly basis. Where the nature of a communication warrants, our Secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate Committee of the Board or non-management director, of independent advisors or of Company management, as our Secretary considers appropriate.

Our Secretary may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary.

This procedure for stockholder and other interested party communications with the non-management directors is administered by the Company’s Nominating and Corporate Governance Committee. This procedure does not apply to:

a)	communications to non-management directors from officers or directors of the Company who are stockholders,
b)	stockholder proposals submitted pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, or
c)	communications to the Audit Committee pursuant to the Complaint Procedures for Accounting and Auditing Matters.

Corporate Governance Guidelines and Code of Conduct and Ethics

Our Board has adopted Corporate Governance Guidelines. These principles address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a Code of Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior officers. The full text of our Corporate Governance Guidelines and our Code of Conduct and Ethics is posted on our website at www.plmr.com in the Corporate Governance section of our Investors webpage. We intend to post any amendments to our Code of Conduct and Ethics, and any waivers of our Code of Conduct and Ethics for directors and executive officers, on the same website within four business days of such amendment or waiver.

Board Oversight of Risk

Although management is responsible for the day-to-day management of the risks our company faces, our Board and its committees take an active role in overseeing management of our risks and have the ultimate responsibility for the oversight of risk management. The Board regularly reviews information regarding our operational, financial, legal and strategic risks. Specifically, senior management attends quarterly meetings of the Board, provides presentations on operations including significant risks, and is available to address any questions or concerns raised by our Board.

In addition, our four Committees assist the Board in fulfilling its oversight responsibilities regarding risk. The Audit Committee coordinates the Board of Director’s oversight of our internal control over financial reporting, disclosure controls and procedures, related party transactions and code of conduct and corporate governance guidelines and management will regularly report to the Audit Committee on these areas. The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs as well as succession planning as it relates to our Chief Executive Officer. The Nominating and Corporate Governance Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and corporate governance. The Environmental, Social and Corporate Governance Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with environmental, health and safety, corporate social responsibility, corporate governance, sustainability, and other public matters relevant to the Company. When any of the committees receives a report related to material risk oversight, the chairman of the relevant committee will report on the discussion to the full Board of Directors.

Delinquent Section 16(a) Reports

To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations to us, we believe that for fiscal 2020, all filing requirements applicable to the Company’s officers, directors and greater than 10% beneficial owners pursuant to Section 16(a) of the Exchange Act, were complied with, except that (i) one grant of stock options granted to Jon Christianson on July 30, 2020 was filed after its Form 4 due date due to an administrative error and (ii) one grant of stock options granted to Angela Grant on November 30, 2020 was filed after its Form 4 due date due to an administrative error.

Director Compensation

We did not have a formal compensation program for our Non-Employee Directors during 2020.

In October 2020, we adopted a formal non-employee director compensation program that will become effective January 1, 2021. The purpose of this compensation program is to attract and retain independent, qualified candidates to serve on the Board by providing competitive compensation and aligning the interest of our non-employee directors with those of our stockholders through long-term equity incentives. The Board makes all director compensation determinations after considering the recommendations of the Nominating and Corporate Governance Committee and the Compensation Committee. The Compensation Committee reviews director compensation annually, assisted periodically by its independent compensation consultant (most recently by PricewaterhouseCoopers LLP (“PwC”) in July 2020).

In setting director compensation, we consider various factors including market comparison studies and trends, the responsibilities of directors generally, including committee chairs, and the significant amount of time that directors expend in fulfilling their duties. In establishing the non-employee director compensation recommendations, the Compensation Committee utilized a balance of cash and equity, with the majority of the compensation delivered through equity grants. Directors who also serve as employees of the Company do not receive additional compensation for service as directors. Elements of 2021 Director Compensation will be as follows:

●	Annual board member service retainer payable in quarterly cash installments
●	Annual committee chair cash retainer (in lieu of Annual committee member service retainer) payable in quarterly cash installments
●	Annual committee member service retainer payable in quarterly cash installments
●	Annual equity retainer payable in Restricted Stock Units (“RSUs”) in connection with our Annual Meeting with a 1-year cliff vesting schedule
●	New director equity incentives payable in RSUs with a 1-year cliff vesting schedule
●	Annual professional development program reimbursement up to a specified amount
●	Reimbursement of reasonable out of pocket expenses incurred by the director in connection with attending board and committee meetings

The following table sets forth information regarding compensation earned by our Non-Employee Directors for service on our Board of Directors and the board of directors of our subsidiaries during the year ended December 31, 2020. Directors who are also our employees receive no additional compensation for their service as a director. Thus, Mr. Armstrong’s compensation as a Named Executive Officer is discussed in the section “Executive Compensation-Compensation Discussion & Analysis”.

2020 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(4)	Option Awards ($)(3)(4)	All Other Compensation ($)	Total ($)
James Ryan Clark (9)	–	–	–	–	–
Robert E. Dowdell	68,750	24,970	–	–	93,720
George Estes III (7)	25,000	–	–	–	25,000
Catriona M. Fallon	75,000	24,970	–	–	99,970
Geoffrey Miller (5)	–	–	–	–	–
Richard H. Taketa	68,750	24,970	–	–	93,720
Martha Notaras (6)	68,750	32,227	20,826	–	121,803
Daryl Bradley (8)	43,750	24,970	24,443	–	93,163

(1)	Amounts in this column reflect compensation earned in 2020 for service as a member of our Board and as a member of the board of directors of our subsidiaries.
(2)	In accordance with SEC rules, amounts in this column reflect the aggregate grant date fair value of restricted stock units (RSUs), as computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. These amounts do not reflect the actual economic value that will be realized by our non-employee directors upon the vesting of such equity awards or the sale of the common stock underlying such awards.
(3)	In accordance with SEC rules, in the case of time-based equity awards, amounts in this column reflect the aggregate grant date fair value of option awards, as computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. These amounts do not reflect the actual economic value that will be realized by our non-employee directors upon the vesting of such equity awards or the sale of the common stock underlying such awards.
(4)	As of December 31, 2020, our non-employee directors held outstanding stock options and RSUs as follows:
a.	Messrs. Clark, Estes and Miller (no stock options and no RSUs, respectively)
b.	Mr. Dowdell (334 RSUs)
c.	Ms. Fallon (4,262 stock options and 334 RSUs)
d.	Mr. Taketa (334 RSUs)
e.	Ms. Notaras (1,722 stock options and 459 RSUs)
f.	Mr. Bradley (1,223 stock options and 334 RSUs)
(5)	Mr. Miller resigned from our Board in February 2020.
(6)	Ms. Notaras joined our Board in February 2020.
(7)	Mr. Estes retired from our Board in May 2020.
(8)	Mr. Bradley was elected to our Board in May 2020.
(9)	Mr. Clark resigned from our Board in June 2020.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Under our governing documents, our Board has the power to set the number of directors from time to time by resolution. We currently have six authorized directors serving on our Board, of which five directors are “Independent” as defined under Nasdaq listing standards. In accordance with our certificate of incorporation, our Board is divided into three classes with staggered three-year terms. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board may have the effect of delaying or preventing changes in control of our company.

At the Annual Meeting, two Class II directors will be elected for three-year terms. Based upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated Catriona M. Fallon and Richard H. Taketa to stand for re-election by our stockholders, in each case for a three-year term expiring at our 2024 annual meeting of stockholders or until his or her successor is duly elected and qualified.

Nominees for Director

Our Nominating and Corporate Governance Committee has recommended, and our Board has approved, Catriona M. Fallon and Richard H. Taketa as nominees for election as Class II directors at the Annual Meeting.

If elected, Catriona M. Fallon and Richard H. Taketa will serve as Class II directors until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Ms. Fallon and Mr. Taketa. We expect that Ms. Fallon and Mr. Taketa will accept such nomination; however, in the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our Board to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank, or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

The election of the Class II directors requires a plurality of the votes cast by stockholders entitled to vote at the meeting thereon to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS PROXY STATEMENT AS CLASS II DIRECTORS TO SERVE FOR THREE-YEAR TERMS.

PROPOSAL NO. 2
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER
COMPENSATION (“SAY-ON-PAY-VOTE”)

We are asking our stockholders to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers (which consist of our Chief Executive Office and our next two highest paid executives) as described in detail in the section of this Proxy Statement titled “Executive Compensation.” We urge stockholders to carefully read the “2020 Summary Compensation Table” and related compensation tables that follow it.

Our executive compensation program utilizes a pay for performance approach. Our executive compensation program is designed to deliver compensation in accordance with Company performance with a large percentage of compensation at risk through long-term equity awards and annual cash incentive awards. These awards are “at risk” and linked to Company performance, consistent with our belief that a significant amount of executive compensation should be in the form of equity and that an even greater percentage of compensation should be tied to performance for executives who bear higher levels of responsibility for our performance. Approximately 67% of our CEO’s 2020 total direct compensation, and approximately 58% of the average 2020 total direct compensation of our other Named Executive Officers, was at-risk, consisting of annual bonus, stock options and RSUs. As 2020 was a transition year from us being privately controlled to being an independent public company, the equity awards in the charts below include one-time equity awards due to not having an annual grant cycle established during the fiscal year. Additionally, the Compensation Committee has engaged an independent global executive compensation consulting firm, PwC, to advise the Committee on matters related to executive compensation.

Our Board and the Compensation Committee believe that the compensation policies and procedures described in this Proxy Statement are effective in achieving our compensation objectives. Therefore, in accordance with Section 14A of the Exchange Act, we ask our stockholders to approve, on a non-binding advisory basis, the compensation of the Named Executive Offices, as described in “Executive Compensation- Compensation Discussion and Analysis”, the 2020 Summary Compensation Table and the related compensation tables notes in this Proxy Statement for our 2021 Annual Meeting of the Stockholders.

Vote Required

The approval of the Named Executive Officers compensation requires the affirmative vote of majority of the shares present in person or represented by proxy and entitled to vote thereon. Broker non-votes will not be considered as present and entitled to vote on this proposal, and, therefore, will have no effect on the vote for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3
FREQUENCY OF FUTURE ADVISORY VOTE ON
NAMED EXECUTIVE OFFICER COMPENSATION

We are asking our stockholders to vote, on an advisory, non-binding basis, on the frequency of future stockholder advisory votes on our executive compensation programs, such as Proposal No. 2. In particular, we are asking whether the advisory vote on compensation of our Named Executive Officers should occur every “one year”, “two years” or “three years”.

Say-On-Pay Frequency

Stockholders may vote for every “one year”, “two years” or “three years” with respect to this proposal or may abstain from voting.

After careful consideration, our Board of Directors believes that submitting the advisory vote on executive compensation on an annual basis is appropriate for our Company and its stockholders at this time. We view the advisory vote on compensation of our Named Executive Officers as an additional, but not the only, opportunity for our stockholders to communicate with us regarding their views on our executive compensation programs. Accordingly, our Board of Directors recommends that the advisory vote on the compensation of our Named Executive Officers be held every year.

Vote Required

This vote is advisory and non-binding on our Company or the Board of Directors. Our Board of Directors and Compensation Committee will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on executive compensation. Notwithstanding our Board’s recommendation and the outcome of the stockholder vote, our Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussion with stockholders and the adoption of material changes to our compensation programs.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR FREQUENCY OF “ONE YEAR” FOR PROPOSAL NO. 3.

PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of Appointment

At the Annual Meeting, stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021. Stockholder ratification of the appointment of Ernst & Young LLP is not required by our bylaws or other applicable legal requirements. However, our Board is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, such appointment will be reconsidered by our Audit Committee. Even if the appointment is ratified, our Audit Committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2021 if our Audit Committee believes that such a change would be in the best interests of Palomar and its stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for our fiscal years ended December 31, 2020 and 2019.

	2020	2019
Audit Fees(1)	$2,031,000	$905,000
Audit-Related Fees(2)	140,000	739,580
Tax Fees(3)	81,347	278,972
All Other Fees(4)	455	—
Total Fees	$2,252,802	$1,923,552

(1)	“Audit Fees” consist of fees for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.
(2)	“Audit-Related Fees” consist of fees billed for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” Audit-Related Fees for 2019 was comprised of professional services performed in 2019 related to our IPO and professional services performed in 2019 related to secondary stock offerings which completed in September 2019 and January 2020. Audit related fees for 2020 was comprised of professional services performed in 2020 related to a secondary stock offering which completed in June 2020.
(3)	“Tax Fees” consist of fees for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning.
(4)	“All Other Fees” consist of fees billed for products and services other than the services reported in Audit Fees, Audit-Related Fees, and Tax Fees.

Auditor Independence

In 2020, there were no other professional services provided by Ernst & Young LLP that would have required our Audit Committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our Audit Committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to Ernst & Young LLP for our fiscal years ended December 31, 2020 and 2019 were pre-approved by our Audit Committee.

Vote Required

The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of majority of the shares present in person or represented by proxy and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2021.

AUDIT COMMITTEE REPORT

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Palomar Holdings, Inc., or the Company, specifically incorporates it by reference in such filing.

The Audit Committee serves as the representative of the Board with respect to its oversight of:

●	our accounting and financial reporting processes and the audit of our financial statements;
●	the integrity of our financial statements;
●	our compliance with legal and regulatory requirements and efficacy of and compliance with our corporate policies;
●	inquiring about significant risks, reviewing our policies for risk assessment and risk management, and assessing the steps management has taken to control these risks; and
●	the independent registered public accounting firm’s appointment, qualifications, and independence.

The Audit Committee also reviews the performance of our independent registered public accounting firm, Ernst & Young LLP, in the annual audit of our financial statements and in assignments unrelated to the audit and reviews the independent registered public accounting firm’s fees.

The members of the Audit Committee are currently Catriona M. Fallon (Chairperson), Daryl Bradley, Robert E. Dowdell and Martha Notaras. Each of the members of the Audit Committee is an “independent director” as currently defined in the applicable Nasdaq and U.S. Securities and Exchange Commission (“SEC”) rules. The Board of Directors has also determined that Ms. Fallon is an “Audit Committee financial expert” as described in applicable rules and regulations of the SEC.

The Audit Committee provides our Board such information and materials as it may deem necessary to make our Board aware of financial matters requiring the attention of our Board. The Audit Committee reviews our financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in our 2020 Annual Report with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments made in connection with the audited financial statements, and the clarity of disclosures in the financial statements. The Audit Committee reports on these meetings to our Board.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees).

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the Securities and Exchange Commission. The Audit Committee also has selected Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2021. The Board recommends that stockholders ratify this selection at the Annual Meeting.

Respectfully submitted by the members of the Audit Committee of the board of directors:

Catriona M. Fallon (Chair)
Daryl Bradley

Robert E. Dowdell

Martha Notaras

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of April 1, 2021. Each executive officer serves at the discretion of our Board and holds office until their successors are duly elected and qualified or until their earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Mac Armstrong	46	Chairman of the Board and Chief Executive Officer
Chris Uchida	47	Chief Financial Officer
Heath A. Fisher	47	President
Jon Christianson	41	Chief Underwriting Officer
Britt Morries	49	Chief Operating Officer
Jon Knutzen	49	Chief Risk Officer
Bill Bold	52	Chief Strategy Officer
Michelle Johnson	45	Chief Talent & Diversity Officer
Angela Grant	52	Chief Legal Officer and Corporate Secretary

Mac Armstrong

Mr. Armstrong has served as our Chief Executive Officer and a Director since February 2014 and Chairman of our Board of Directors since June 2020. Prior to joining our company, Mr. Armstrong served as the President of Arrowhead General Insurance Agency, which he joined in June 2009, previously holding the positions of Chief Financial Officer and Chief Operating Officer. Mr. Armstrong led the sale of Arrowhead to Brown & Brown, Inc. in January 2012. Mr. Armstrong’s prior experience includes Spectrum Equity Investors, a private equity investment firm where he led the insurance investing practice and Alex. Brown & Sons/ BT Alex. Brown Inc., an investment bank acquired by Deutsche Bank. Mr. Armstrong earned an A.B. from Princeton University. Mr. Armstrong is a member of the Board of Advisors of Cloverlay Investment Management LLC, a private equity investment firm and a member of the Board of Trustees of the Bishop’s School. We believe Mr. Armstrong is qualified to serve on our Board of Directors due to his extensive experience leading insurance companies and his industry knowledge.

Chris Uchida

Mr. Uchida has served as our Chief Financial Officer since September 2017 and our Corporate Secretary from March 2019 to February 2021. Mr. Uchida previously served as our Senior Vice President, Operations since June 2015. Prior to joining our company, Mr. Uchida served as the Executive Vice President and Chief Accounting Officer at Arrowhead, which he joined in October 2004. Prior to joining Arrowhead, he was a Tax Manager at PricewaterhouseCoopers LLP. Mr. Uchida earned a B.S. and M.S. from San Diego State University and is a California Certified Public Accountant.

Heath A. Fisher

Mr. Fisher has served as our President since February 2014. Mr. Fisher was most recently a Managing Director of Guy Carpenter & Company, LLC, the largest global reinsurance broker in the insurance industry, which he joined in 2009. Prior to Guy Carpenter, Mr. Fisher held various leadership positions at reinsurance brokers John B. Collins Associates, Inc. and E.W. Blanch Company. Mr. Fisher earned an A.B. from Brown University.

Jon Christianson

Mr. Christianson has served as our Chief Underwriting Officer since August 2020 and as our Chief Operating Officer since joining our company in February 2014 to September 2020. Prior to joining our company, Mr. Christianson served as a Vice President of Holborn Corporation from April 2010 to December 2013. Mr. Christianson started his career with John B. Collins Associates in Minneapolis in 2002, where he serviced both casualty and property business. Mr. Christianson earned a B.A. in Economics from St. Olaf College.

Britt Morries

Mr. Morries has served as our Chief Operating Officer since September 2020 and served as our Chief Technology Officer from August 2017 to January 2021. Prior to joining our company, Mr. Morries served as Chief Technology Officer of Wellbeats. Prior to joining Wellbeats, Mr. Morries served in senior management roles at John B. Collins Associates and Aon. Mr. Morries attended Metropolitan State University of Minnesota, where he studied computer science.

Jon Knutzen

Mr. Knutzen has served as our Chief Risk Officer since joining Palomar in April 2019. Prior to joining our Company, Mr. Knutzen was a Partner at TigerRisk Partners from May 2017 to April 2019 where he led the firm’s Property Specialty and Reinsurance Solutions Practice. Prior to this position, Mr. Knutzen was an Executive Vice President at BMS Intermediaries from September 2016 to March 2017 and a Partner at Advocate Reinsurance Partners (acquired by BMS Intermediaries) from March 2015 to September 2016. Prior to this position, Mr. Knutzen served as Property Specialty Practice leader at TigerRisk from April 2013 to March 2015. Prior to TigerRisk, Mr. Knutzen held various leadership positions with reinsurance intermediaries Holborn Corporation, Guy Carpenter, and John B Collins Associates. Mr. Knutzen earned a B.S. from South Dakota State University.

Bill Bold

Mr. Bold has served as our Chief Strategy Officer since joining Palomar in April 2020. Prior to joining our Company, Mr. Bold served as the Senior Vice President for Government Affairs at Qualcomm, where he managed global policy and regulatory affairs as well as public affairs and corporate social responsibility. He is a lecturer at the School of Global Policy and Strategy at the University of California, San Diego, where he teaches graduate courses on public affairs strategy, trade and globalization. Mr. Bold earned a B.A. in the Political Economies of Industrialized Societies from the University of California, Berkeley in 1990.

Michelle Johnson

Ms. Johnson has served as our Chief Talent & Diversity Officer since January 2021. Previously, she served as our Senior Vice President, People and Talent from December 2019 to January 2021. Prior to joining our Company, Ms. Johnson served as Senior Director, Global HR, Operations and Services for Panasonic Avionics from 2018 through 2019. Prior to joining Panasonic, Ms. Johnson served at AMN Healthcare as Assistant Vice President, Sales Operations from 2016 until 2018 and as Senior Director, HR from 2008 to 2016. Prior to AMN, Ms. Johnson ran her own consulting firm MJ TalentResources. Ms. Johnson earned a B.A. in Liberal Studies from Cal State University Long Beach.

Angela Grant

Ms. Grant has served as our Chief Legal Officer since November 2020 and our Corporate Secretary since February 2021. Prior to joining our Company, Ms. Grant served as Chief Legal and Innovation officer at CSE Insurance Group (“CSE”) from January 2019 to November 2020. Prior to joining CSE, Ms. Grant was Head of Compliance & Legal at Hippo Insurance from April 2017 to January 2019. In addition to her legal and compliance background, past leadership roles at Esurance, Kemper, and GEICO burnished her credentials in mergers and acquisitions, corporate governance, and strategy. Ms. Grant earned a J.D. from Texas A&M University School of Law and a B.B.A. in Business Administration from University of North Texas.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This discussion and analysis of the compensation arrangements of our Named Executive Officers for 2020 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations and expectations regarding future performance and compensation programs. Compensation policies that we adopt in the future and actual results may differ materially from those described in this discussion.

This section discusses the material components of the executive compensation program for our executive officers who are named in the "Summary Compensation Table" below. In 2020, our "Named Executive Officers" or “NEOs” and their positions were as follows:

●	Mac Armstrong, our Chairman and Chief Executive Officer;
●	Chris Uchida, our Chief Financial Officer;
●	Heath Fisher, our President;
●	Jon Christianson, our Chief Underwriting Officer since August 2020 and Chief Operating Officer through September 2020; and
●	Bill Bold, our Chief Strategy Officer since April 2020

While the principal purpose of this Compensation Discussion and Analysis is to review the compensation of our Named Executive Officers, many of the programs discussed apply to other members of senior management who, together with our Named Executive Officers, are collectively referred to herein as our “executive officers” or “executives.”

EXECUTIVE SUMMARY

2020 Financial Results

We are a rapidly growing and innovative insurer focused on providing specialty insurance to residential and commercial customers. Our underwriting and analytical expertise allow us to concentrate on certain markets that we believe are underserved by other insurance companies, such as the markets for earthquake, hurricane, and flood insurance. We use proprietary data analytics and a modern technology platform to offer our customers flexible products with customized and granular pricing for both the admitted and excess and surplus lines (“E&S”) markets.

We provide admitted insurance products through our Oregon domiciled insurance company, Palomar Specialty Insurance Company (“PSIC”), and non-admitted insurance products through our Arizona domiciled surplus lines insurance company, Palomar Excess and Surplus Insurance Company (“PESIC”). We distribute our products through multiple channels, including retail agents, program administrators, wholesale brokers, and partnerships with other insurance companies. Our business strategy is supported by a comprehensive risk transfer program with reinsurance coverage that we believe reduces earnings volatility and provides appropriate levels of protection from catastrophic events. Our management team combines decades of insurance industry experience across specialty underwriting, reinsurance, program administration, distribution, and analytics. The table below lists some of our key financial results for the year ended December 31, 2020:

	Year Ended December 31,
	2020	2019	% Change
Gross Written Premiums	$354.4 million	$252.0 million	40.6%
Net income	$6.3 million	$10.6 million	(41.1) %
Adjusted net income(1)	$8.9 million	$37.9 million	(76.6) %
Combined ratio	102.5%	91.3%
Adjusted combined ratio excluding catastrophe losses(1)	67.5%	63.3%
Catastrophe losses	$51 million	$-
Catastrophe loss ratio(1)	32.9%	-%

(1)	See discussion and reconciliation of non-GAAP and key performance indicators included with “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” included with our Annual Report on Form 10-K for the year ended December 31, 2020 that accompanies this Proxy Statement.

During 2020, our gross written premiums grew 40.6%, reflecting strong growth in our existing and new product lines, strong policy retention rates and significant rate increases in our commercial lines. During the third and fourth quarters of 2020, we were impacted by several named hurricanes on the Gulf Coast (Hurricanes Hanna, Laura, Sally, Delta, and Zeta), resulting in significant catastrophe losses and additional reinsurance charges. While we maintained profitability despite these losses, our net income decreased during 2020 compared to 2019. In addition, our 2020 adjusted net income, which was the initial company performance metric under our 2020 annual cash incentive program, fell below the initial target set by the Board. This resulted in annual cash incentive compensation paid to our NEOs that was below targeted levels. We immediately assessed and modified our underwriting and reinsurance strategy with the intention of improving our risk adjusted return and protecting us from frequent catastrophe events like what occurred in 2020.

Progress on the Transition from Private Equity Model to Public Company Framework

The Compensation Committee identified at the time of our April 2019 IPO that compensation programs for our NEOs and other senior executives would need to transition from a private company to a public company framework. We were founded and significantly owned by private equity firm Genstar Capital (“Genstar”) until June of 2020. As such, our prior compensation model reflected that of a private company. Shortly after Genstar’s exit of its ownership stake in our stock, we began to transition our compensation framework to that of a public company. The following represents the progress we have made during fiscal 2020 and a preview of what is to come in fiscal 2021.

Compensation Philosophy, Process and Objectives

As we continue to transition from a private company to a public company compensation framework, and to attract, retain and motivate our executives, we seek to provide a competitive total rewards package geared toward the future growth and success of the Company and to align our executives’ interests with interests of our stockholders. We utilize a pay for performance approach which we are continuing to refine to better align compensation to the interests of our stockholders. Conversely, if individual performance and Company performance falls below pre-established goals, that generally will result in payment of below target compensation.

Our overall total rewards philosophy has five Guiding Principles:

1)   Support and enable the organization to achieve success by targeting overall rewards at the 50th percentile of the appropriate labor market.

2)   Pay for performance driven and supports our dynamic and inclusive culture ensuring pay equality for equal work that reinforces attracting and retaining executive talent.

3)   Eligibility for award opportunities is determined by the relative potential to contribute to organizational success.

4)   Provide a meaningful awards program to create shared sense of ownership and accountability for the achievement of our long-term success.

5)   Promote transparency and clear direction to accomplish individual and corporate goals.

Role of the Compensation Committee and Management in Determining Executive Compensation

Our Compensation Committee is responsible for evaluating and approving the overall executive officer compensation philosophy and programs. The Compensation Committee relies significantly on the input and recommendations of its independent compensation consultant on an overall basis and the recommendations provided by our CEO when considering factors relevant to the compensation of our Named Executive Officers (other than the CEO). In addition, our CEO is involved in setting the business goals that are used as the performance goals for the annual cash incentive plan and long-term performance-based equity incentives, subject to approval of the Board. Our CEO provides the Compensation Committee with his assessment of each Named Executive Officer’s performance and his view of the relevant factors further described below in developing his recommendations for the mix of elements used to compensate each Named Executive Officer, including base salary adjustments, annual cash bonuses and equity awards. The Compensation Committee discusses our CEO’s recommendations and then approves or modifies such recommendations in collaboration with the CEO.

Our CEO’s compensation is determined by the Compensation Committee, which approves adjustments to his base salary, performance goals and equity awards independently and without him present. Our CEO attends portions of the Committee’s meetings but does not attend portions of those meetings related to making specific decisions regarding his compensation. Other members of our executive management team also attend portions of the Compensation Committee’s meetings at the request of the Committee and/or the CEO.

Role of the Independent Compensation Committee Consultant

The Compensation Committee engaged PwC as its independent compensation consultant in 2020. The Compensation Committee is directly responsible for the appointment, compensation, and oversight of the scope of work PwC performs as well as any other compensation consultant, legal counsel, or other advisor that it retains. We bear the fees and expenses of these service providers. PwC provided the Compensation Committee advice and guidance with respect to:

●	the assessment of the Company’s executive compensation programs and practices;
●	the evaluation of long-term incentive compensation practices and annual and long-term incentive plan design;
●	the evaluation and selection of a proxy comparator peer group for fiscal 2021 (used as a guide for 2020); and
●	the competitiveness of the executive officers’ elements of compensation and post-employment benefits contained in executive employment agreements.

PwC attends Compensation Committee meetings and attends executive sessions upon request by the Chairperson of the Compensation Committee. The Compensation Committee has reviewed the independence of PwC considering SEC rules and Nasdaq listing standards regarding compensation consultants and has concluded that the work of PwC for the Compensation Committee does not raise any conflict of interest.

Compensation Elements Used to Achieve Compensation Philosophy and Objectives

We design the mix of our pay elements to support our strategic priorities of growth and to attract, retain and motivate our executives. In fiscal 2020, the elements of our compensation and rationale for using and determining each is set forth as follows:

	Element	Key Characteristics	Why We Pay This Element	How We Determine Amount
Fixed (Not at Risk)	Base Salary	Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.	Reward for past performance and facilitate the attraction and retention of a skilled and experienced management team.	Individual performance, experience, job scope, and compensation benchmarking.
Variable (At Risk)	Annual Cash Incentive	Variable compensation component payable in cash based on performance against annually established Company metrics and individual performance.	Motivate and reward the successful achievement of pre-determined Company/ financial objectives and individual performance.	Job scope and individual performance.
LTI- Stock Options

Nonqualified stock options to purchase shares in the future based on the market price when awarded.

Expire in ten years and vest ratably over two or four years, subject to the individual’s continued service.

			Stock Options and RSUs align the interests of executives with long-term stockholder value and serve to attract and retain executive talent.	Awards based on the individual’s ability to impact future results, job scope, individual performance and review of competitive pay practices.
	LTI- Restricted Stock Units (“RSUs”)	RSUs represents a right to receive Company stock that vest ratably on each of the first three anniversaries of the grant date, subject to the individual’s continued service.

Compensation pay mix

Our executive compensation program is designed to deliver compensation in accordance with Company performance with a large percentage of compensation at risk through long-term equity awards and annual cash incentive awards. These awards are “at risk” and linked to Company performance, consistent with our belief that a significant amount of executive compensation should be in the form of equity and that an even greater percentage of compensation should be tied to performance for executives who bear higher levels of responsibility for our performance.

The mix of target direct compensation awarded in 2020 for our CEO and the average of our other NEOs is shown in the charts below. Approximately 67% of our CEO’s 2020 total direct compensation, and approximately 58% of the average 2020 total direct compensation of our other NEOs, was at-risk, consisting of annual bonus, stock options and RSUs. As 2020 was a transition year from being privately controlled to being an independent public company, the equity awards in the charts below include one-time equity awards due to not having an annual grant cycle established during the fiscal year.

Compensation policies and other information

Our executive compensation policies and practices are designed to reinforce our pay for performance philosophy and align with sound governance principles. Listed below are highlights of our executive compensation policies and practices:

What We Do	What We Don’t Do

✓    Formal CEO evaluation tied to compensation decisions

✓    Fully independent directors on the Compensation Committee

✓    Independent compensation consultant engaged by the Compensation Committee

✓    Performance-based cash and equity incentives based on company performance goals and individual performance

✓    Three to four-year equity award vesting periods with a minimum vesting period of one year.

✓    Clawback policy on cash and equity incentive compensation

✓    Stock ownership guidelines for executive officers

✘     No supplemental retirement or pension benefit plans for our executive officers that are not generally available to our team members

✘     No tax gross ups for change in control related payments

✘     No short sales, hedging, or pledging of stock ownership positions and transactions involving derivatives of our common stock

✘     No “single trigger” change in control payments and benefits

Clawback Policy

We have a Clawback Policy pursuant to which we may seek the recovery of cash performance-based incentive compensation paid by us as well as performance-based equity awards. The Clawback Policy applies to our NEOs and other executive officers as determined by the Board. The Compensation Committee may, in its sole discretion, direct the Company to disclose the circumstances surrounding any recoupment made under this policy.

Anti-Hedging and Anti-Pledging Policy; Stock Trading Practices

We maintain an Insider Trading Policy that, among other things, prohibits our executive officers, directors, and other key team members from trading during quarterly and special blackout periods.

Executive Stock Ownership Guidelines

We have Executive Stock Ownership Guidelines for our CEO and President to ensure alignment of these executives’ interests with those of our stockholders. Stock Ownership Guidelines are set as a multiple of base salary using the fair market value of the Company’s common stock on the date of annual evaluation. The salary multiples are as follows:

Position	Salary Multiple
Chief Executive Officer	4x
President	2x

Executives subject to these Stock Ownership Guidelines have five (5) years after first becoming subject to these guidelines to achieve the required ownership level. Executive officers are required to hold a specific number of shares, net of taxes, until stock ownership guidelines are met. Stock ownership includes vested shares held directly or indirectly, outstanding time-based stock options that are “in-the-money”, unvested time-based RSUs and shares purchased via the ESPP. Performance awards are not counted toward the ownership requirement until the performance criteria is met and shares are vested and paid. Underwater stock options are also not counted toward the ownership requirement. The Compensation Committee intends to review the stock ownership progress of executives subject to these Stock Ownership Guidelines on an annual basis. While not required yet, each of our NEOs subject to these Stock Ownership Guidelines currently meet their ownership requirement.

Equity Awards Granting Practices

Although we do not have a formal policy on granting equity awards, the Compensation Committee has the authority to approve all equity awards. We did not have an annual equity grant cycle in 2020 but starting in 2021 we granted annual equity awards during the first quarter of the fiscal year, and subsequently expect to grant equity awards on a quarterly basis for eligible new hires, promotions, and discretionary purposes, subject to approval of the Compensation Committee. Equity grants to non-employee directors are discussed in further detail under the section “2020 Director Compensation”.

The grant date for all awards to eligible recipients, including executive officers and other key team members, will be determined by the Compensation Committee at its meeting to approve such awards. For stock options, the exercise price will always be the closing price of our common stock on the grant date. This procedure along with a pre-established grant cycle provides assurance that the grant dates are not being manipulated to result in a price that is favorable to us or our executive officers and other key team members. The vesting schedule of the respective award will be subject to our standard award agreements, which may be amended from time to time. Any vesting terms outside of our standard award agreements must be approved by the Compensation Committee.

Impact of Accounting and Tax Requirements of Compensation

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits deductibility of compensation in excess of $1 million paid to certain executives. The Compensation Committee intends to maximize the tax deductibility of compensation paid to our executive officers where possible. However, the Compensation Committee also realizes that to attract and retain individuals with superior talent, it may decide to pay compensation to our executive officers that is not deductible due to Section 162(m).

Accounting for Stock-Based Compensation

We follow ASC Topic 718 for our stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to team members and directors, including stock options, restricted stock unit awards and performance units, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that a NEO is required to render service in exchange for the option or other award.

For performance awards, when granted, stock-based compensation expense recognized may be adjusted over the performance period based on interim estimates of performance against pre-determined performance goals.

Compensation decisions related to fiscal 2020

Base Salaries

Annual base salary is a key component of our compensation framework based upon various factors, including the amount and relative percentage of total compensation that is derived from base salary when setting the compensation of our executive officers, Company performance, individual performance, professional experience, job scope and tenure. In view of the wide variety of factors considered by the Compensation Committee in connection with determining the base salary of each of our Named Executive Officers, the Compensation Committee has not attempted to rank or otherwise assign relative weights to the factors that it considers. For 2020 base salaries for our Named Executive Officers were in effect as follows:

Name	Base Salary	Effective Date
Mac Armstrong	$600,000	01/01/2020
Chris Uchida	$325,000	08/01/2019
Heath Fisher	$415,000	03/01/2018
Jon Christianson	$355,000	03/01/2018
Bill Bold (1)	$300,000	04/27/2020

(1)	Mr. Bold joined the Company in April 2020. As a result, his base salary was subject to proration based on his start date.

Annual Cash Incentive

A second key component in our compensation framework is annual cash incentives. We intend that annual cash incentives paid to our NEOs will reward them for the achievement of successful financial, strategic, and operational performance over a short period of time. Each NEO was eligible to earn an annual cash incentive for 2020. The Compensation Committee oversees the annual cash incentive program, evaluates the individual performance component, and approves the bonus payments of each NEO. Individual awards paid from the pool are determined based on the individual’s performance for the year which takes into account the target bonus for such individual. Bonus awards are payable in cash by March 15th of the year following the performance year.

In January 2020, the Compensation Committee approved the bonus pool calculation parameters for 2020. The bonus pool for our NEOs, except Messrs. Armstrong and Fisher, was determined by assigning a target bonus amount where a portion of the target bonus was based on an approved Adjusted Net Income target of $50.4 million and the remaining portion was based on the individual NEO’s performance: The table below sets forth the Target Bonus for the following NEOs:

				2020 Original Bonus Metrics and Weightings
Name	Annual Base Salary	Target Bonus	Target Bonus % of Base Salary	Company Adjusted Net Income	Individual Performance
Chris Uchida	$325,000	$125,000	38%	60%	40%
Jon Christianson	$355,000	$142,000	40%	60%	40%
Bill Bold(1)	$300,000	$100,000	33%	60%	40%

(1)	Mr. Bold joined the Company in April 2020. As a result, his base salary and target bonus opportunity were subject to proration based on his start date.

Actual Adjusted Net Income is a non-GAAP financial measure defined as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. We calculate the tax impact only on adjustments which would be included in calculating our income tax expense using the estimated tax rate at which we received a deduction for these adjustments after any deduction for bonuses. The Compensation Committee selected Adjusted Net Income as the basis for the bonus pool calculation because it believes it is a useful metric to evaluate our results of operations and our underlying business performance.

The unusual frequency of severe weather-related events during the third and fourth fiscal quarters (Hurricanes Hanna, Laura, Sally, Delta and Zeta) resulted in catastrophe losses of $51.0 million in our Specialty Homeowners and Commercial All Risk lines of business. While we maintained profitability despite these losses, our adjusted net income was below the initial target set by the Board. However, the Company experienced significant premium growth and maintained profitability despite these challenges and other challenges posed by COVID-19, which included, among other things, a general economic slowdown, volatile performance of our investment portfolio, health and wellness related concerns for our employees, inability to travel, and the impact of the forgoing and other challenges on our business partners and policyholders. As a result, the Compensation Committee, with recommendations from Management, exercised its discretion in awarding partial bonuses to our NEOs, except Messrs. Armstrong and Fisher, to offset the impact of these natural disasters and other factors that occurred beyond their control. Therefore, each NEO, except Messrs. Armstrong and Fisher, was eligible for 60% of their 2020 target bonus amount as follows:

Name	Annual Base Salary	Target Bonus	Discretionary Payout	Actual 2020 Bonus Earned and Paid
Chris Uchida	$325,000	$125,000	60%	$75,000
Jon Christianson	$355,000	$142,000	60%	$85,200
Bill Bold(1)	$300,000	$100,000	60%	$60,000

(1)	Mr. Bold joined the Company in April 2020. Per his Offer Letter, his base salary and target bonus opportunity were subject to proration based on his start date. Due to his performance and to maintain consistent treatment with our other executives, Mr. Bold’s annual target bonus was not prorated.

Pursuant to the terms of their respective employment agreements, Messrs. Armstrong and Fisher were eligible to receive an annual discretionary target bonus as follows:

●	Mr. Armstrong: $753,000 based on 2.4% of our fiscal year GAAP after-tax net income that exceeds 8% of prior year book value, as such terms are defined by the Board (the "Bonus Pool")
●	Mr. Fisher: $377,000 based on 1.2% of the Bonus Pool

Based on our 2020 financial results not meeting the pre-determined targets, Messrs. Armstrong and Fisher were not paid an annual cash bonus.

Refer to the “Executive Compensation – 2020 Summary Compensation Table for more detail.

Long-Term Equity Compensation

As noted above, the timing of our transition to a public company compensation framework was expedited when our previous controlling stockholder Genstar exited its ownership investment in us in June 2020. The Compensation Committee in consultation with is independent compensation consultant, PwC, and Management proceeded to lay the foundation for our new compensation philosophy. The third component in our compensation philosophy is the utilization of long-term equity incentives.

In connection with the completion of our IPO in April 2019, we adopted the Palomar Holdings, Inc. 2019 Equity Incentive Plan (the “2019 Plan”). Our 2019 Plan provides for grant of stock options, restricted stock awards, RSUs, performance awards and other share-based awards to our officers, team members, directors, independent contractors, and consultants. Our LTI compensation program focuses the efforts of our NEOs and other executive officers on the achievement of long-term objectives and aligns the interests of our executive officers with those of our stockholders through the grant of equity awards, the value of which depends on our stock performance and other performance measures, to achieve strong long-term performance. We granted stock options to our NEOs in 2019 in connection with our IPO and granted stock options and RSUs to our NEOs in 2020.

STOCK OPTIONS:

●	Purpose: Allow our executives to realize value only if our stock price increases over the exercise price of the stock option and promote retention of our executives while aligning their interests with the long-term interests of our stockholders in a manner consistent with competitive market practices.
●	Exercise Price: The exercise price of each stock option is the closing price of our common stock on the date of grant.
●	Contractual Term and Vesting Conditions: All options expire ten years following the date of grant and vest from two to four years following the date of grant with a minimum vesting of one year.
●	Rights of a Stockholder: During the period until the stock option is vested and exercised, the recipient does not have any rights of a stockholder, including the right to vote the underlying shares of common stock. We also do not pay dividends on stock options.
●	Risk of Forfeiture: Unvested options are forfeited if the recipient’s employment is terminated prior to the vesting date for any reason. Generally, upon termination of employment with us, the recipient will have 90 days following the date of such termination to exercise any vested options. If termination is due to death or disability, as defined in the 2019 Plan, the recipient or his/her estate, as applicable, may exercise vested options for 12 months, but in no event will an option be exercised after its original option expiration date. All options will be forfeited if a recipient’s employment is terminated for cause.

RSUs:

●	Purpose: Allow our executives to realize predictable value due to market fluctuations in our common stock and promote retention of our executives while aligning their interests with the long-term interests of our stockholders in a manner consistent with competitive market practices.
●	Grant Price: There is no exercise price for RSUs, thus these awards are generally granted at no cost to the executive.
●	Term and Vesting Conditions: Service-based awards that vest annually for three years following the date of grant.
●	Rights of a Stockholder: During the period until the RSUs are vested, the recipient does not have any rights of a stockholder, including the right to vote the underlying shares of common stock. Any dividends associated with the RSUs will be paid at the time such shares vest and will not be paid if the shares do not vest. RSUs are structured to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.
●	Risk of Forfeiture: All unvested RSUs are forfeited if the recipient’s employment is terminated prior to the vesting date for any reason.

As we did not have a traditional annual equity grant cycle established, our Compensation Committee approved prorated equity grants to our NEOs and other senior executives in September 2020. These equity grants, which consisted of stock options (20%) and RSUs (80%) were in line with competitive market data provided by PwC and intended to serve as a reward for the executives’ past performance post IPO and as a retention tool to retain and motivate our executives. The decision to place more weight on RSUs was driven by market data highlighting RSUs as the most commonly used equity vehicle. In addition, executives who were present at the time of the IPO, were granted IPO stock options with an exercise of $15.00. At the time of these grants, our stock price had appreciated nearly 600% in value since the IPO. Thus, given the flexibility of our 2019 Plan and in order to attract and retain executive talent, the Compensation Committee allocated a portion of our executives’ equity awards to stock options based on the premise that value is rewarded when the stock price appreciates. The table below includes the LTI dollar value approved to be granted to each NEO. Refer to the 2020 Grants of Plan-Based Awards Table for more detail.

Name	Annual Base Salary	Proposed LTI Annual Target	50% of Proposed LTI Annual Target	LTI $ Value	LTI $ Value in Stock Options (20%)	LTI $ Value in RSUs (80%)
Mac Armstrong	$600,000	150%	75%	$450,000	$90,000	$360,000
Chris Uchida	$325,000	85%	42.5%	$138,125	$27,625	$110,500
Heath Fisher	$415,000	85%	42.5%	$176,375	$35,275	$141,100
Jon Christianson	$355,000	110%	55%	$195,250	$39,050	$156,200
Bill Bold	$300,000	80%	40%	$120,000	$24,000	$96,000

Other Discretionary Cash or Equity-based Incentives

From time to time, the Compensation Committee may award other discretionary cash or equity-based incentives in the form of sign-on bonuses, relocation bonuses, promotion bonuses, retention bonuses and other bonuses. Sign-on and relocation bonuses are used in connection with the commencement of an executive’s employment with us. Generally, they are used to incentivize candidates to leave their current employers, relocate to one of our offices or may be used to offset the loss of unvested compensation or future income that they may forfeit as a result of leaving their current employer or business. Promotion and retention bonuses may be considered based on a review of competitive conditions and/or the role and skill set of the individual. Other cash or equity-based incentives may be considered based on relevant factors as determined by the Compensation Committee. Refer to the 2020 Summary Compensation Table and 2020 Grants of Plan Based Awards Table for further discussion on these types of incentives, as applicable.

COMPENSATION RISK ASSESSMENT

With respect to risk related to compensation matters, the Compensation Committee considers, in establishing and reviewing our compensation program, whether the program encourages unnecessary or excessive risk taking. Our executives’ annual base salaries are fixed in amount and subject to annual compensation survey data provided by the Compensation Committee’s independent compensation consultant, PwC. Thus, we do not encourage risk-taking. Annual short-term cash incentives for fiscal 2020 are tied to overall company and individual performance. The portion of compensation provided to our executive officers in the form of stock options and RSUs help further align executives’ interests with those of our stockholders. Therefore, the Compensation Committee believes that our compensation program does not encourage unnecessary or excessive risk-taking.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management this Compensation Discussion and Analysis. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and this Proxy Statement.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Richard H. Taketa (Chair)

Martha Notaras

Daryl Bradley

Executive Compensation Tables

2020 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Mac Armstrong Chief Executive Officer and Chairman of the Board	2020	598,438		359,980	90,674	–	14,520	1,063,612
	2019	500,000	1,000,000(5)		854,554	744,916	14,400	3,113,870
	2018	500,000				337,937	14,120	852,057
Chris Uchida (7) Chief Financial Officer	2020	325,000		116,959	29,460	75,000	8,550	554,969

Heath Fisher President	2020	415,000		149,316	37,611	–	14,250	616,177
	2019	415,000	500,000(6)		430,453	372,458	14,100	1,732,011
	2018	410,000				183,049	13,950	606,999
Jon Christianson (8) Chief Operating Officer and Chief Underwriting Officer	2020	355,000		127,744	313,673	85,200	8,550	890,167
	2019	355,000			143,484	160,000	8,400	666,884
	2018	348,267				142,000	8,250	498,517
Bill Bold (9) Chief Strategy Officer	2020	199,167		107,954	310,830	60,000	5,975	683,926

(1)	In accordance with SEC rules, amounts in this column reflect the aggregate grant date fair value of restricted stock units (RSUs), as computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. These amounts do not reflect the actual economic value that will be realized by our Named Executive Officers upon the vesting of such equity awards or the sale of the common stock underlying such awards.
(2)	In accordance with SEC rules, in the case of time-based equity awards, amounts in this column reflect the aggregate grant date fair value of option awards, as computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. These amounts do not reflect the actual economic value that will be realized by our Named Executive Officers upon the vesting of such equity awards or the sale of the common stock underlying such awards.
(3)	The amounts in this column represent total performance-based bonuses earned for service rendered during the applicable under our executive bonus plans for such year. All such amounts were paid subsequent to the respective year end.
(4)	The amounts shown represent 401(k) plan employer contributions for Messrs. Armstrong, Uchida, Fisher, Christianson and Bold, medical concierge services for Mr. Armstrong and a car allowance for Mr. Fisher.
(5)	The amount shown represents a one-time bonus paid to Mr. Armstrong pursuant to his employment agreement following completion of the Company’s secondary offering in September 2019 (the “Secondary Offering”).
(6)	The amount shown represents a one-time bonus paid to Mr. Fisher pursuant to his employment agreement following completion of the Secondary Offering.
(7)	Mr. Uchida joined the Company in June 2015. In accordance with SEC rules, as Mr. Uchida was not a Named Executive Officer in 2019 and 2018, compensation information for those periods is not required.
(8)	Mr. Christianson served as our Chief Operating Officer until his promotion to Chief Underwriting Officer in August 2020.
(9)	Mr. Bold joined the Company in April 2020. His annual base salary has been prorated based on the number of days in fiscal 2020 during which he was employed with us.

2020 GRANT OF PLAN-BASED AWARDS TABLE

The following table sets forth information regarding grants of plan-based awards to our Named Executive Officers during the fiscal year ended December 31, 2020.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares	All other option awards: Number of securities	Exercise or base price of	Grant Date Fair Value of Stock and

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	of Stock or Units (#)(3)	underlying options (#)(4)	option awards ($/Sh)	Option Awards ($)(5)
Mac			753,000(2)
Armstrong	9/8/2020				3,638	3,638	98.95	450,654
Chris			125,000
Uchida	9/8/2020				1,182	1,182	98.95	146,419
Heath			377,000(2)
Fisher	9/8/2020				1,509	1,509	98.95	186,927
Jon Christianson			142,000
	7/30/2020					12,875	87.51	281,496
	9/8/2020				1,291	1,291	98.95	159,921
			100,000
Bill Bold	4/30/2020					20,000	58.50	283,638
	9/8/2020				1,091	1,091	98.95	135,146

(1)	For Messrs. Armstrong and Fisher, amounts represent an annual discretionary target bonus based on the terms of their respective employment agreements which are further explained below under “Employment Agreements for Executive Officers”. For Messrs. Uchida, Christianson, and Bold, amounts shown in the table reflect each Named Executive Officer’s original target annual opportunity, which 60% was based on our consolidated Adjusted Net Income results and 40% was based on a discretionary assessment of each executive’s individual performance. The performance metrics and weightings were subsequently revised in the third quarter of 2020 such that 40% of the bonus target opportunity was based on achievement of our consolidated Adjusted Net Income excluding catastrophe losses and 20% was based on a revised discretionary assessment of each executive’s individual performance.

Mr. Bold’s target bonus was subject to proration based on when he joined the Company in April 2020. Refer to the “Executive Compensation- Compensation Discussion & Analysis- Annual Cash Incentive” for further discussion.

(2)	Messrs. Armstrong and Fisher were eligible to receive an annual discretionary target bonus as follows:
a.	Mr. Armstrong: 2.4% of our fiscal year GAAP after-tax net income that exceeds 8% of prior year book value, as such terms are defined by the Board (the "Bonus Pool").
b.	Mr. Fisher: 1.2% of the Bonus Pool

Based on our 2020 financial results not meeting the pre-determined targets, Messrs. Armstrong and Fisher were not paid an annual cash bonus for 2020.

(3)	Amounts in this column represents grants of RSUs that vest as follows: one-third (1/3) shall vest on the first-year anniversary of the date of the grant; an additional one-third (1/3) shall vest on the second-year anniversary of the date of the grant; and the final one-third (1/3) shall vest on the third-year anniversary of the date of grant, subject to continued service with us. These RSUs were granted in September 2020 in connection with the acceleration of our transition to a public company compensation model and not having a traditional annual grant cycle established at that time.
(4)	Amounts in this column represents grants of stock options that vest as follows: twenty-five percent (25%) shall vest on the first-year anniversary of the date of the grant and the remaining shall vest in equal monthly installments over the subsequent thirty-six (36) month period subject to continued service with us.

Mr. Bold received a sign-on equity award of 20,000 stock options upon joining us in April 2020. Mr. Christianson received a promotion equity award of 12,875 stock options in connection with his promotion to Chief Underwriting Officer in August 2020. Each NEO also received prorated equity awards in the form stock options in September 2020, which were granted in connection with the acceleration of our transition to a public company compensation model and not having a traditional annual grant cycle established at that time.

(5)	Amounts in this column reflect the aggregate grant date fair value of RSUs and stock option awards, as computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to our financial statements included in our Annual Report on Form 10 K for the year ended December 31, 2020.

2020 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents certain information concerning equity awards held by our Named Executive Officers as of December 31, 2020.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(6)
Mac	4/16/2019	203,175	40,635(1)	15.00	4/16/2029
Armstrong	9/8/2020	—	3,638(4)	98.95	9/8/2030	3,638(5)	323,200
Chris	4/16/2019	22,630	4,526(1)	15.00	4/16/2029
Uchida	9/8/2020	—	1,182(4)	98.95	9/8/2030	1,182(5)	105,009
Heath	4/16/2019	92,343	20,468(1)	15.00	4/16/2029
Fisher	9/8/2020	—	1,509(4)	98.95	9/8/2030	1,509(5)	134,060
Jon Christianson	4/16/2019	34,114	6,823(1)	15.00	4/16/2029
	7/30/2020	—	12,875(2)	87.51	7/30/2030
	9/8/2020	—	1,291(4)	98.95	9/8/2030	1,291(5)	114,692
Bill Bold	4/30/2020	—	20,000(3)	58.50	4/30/2030
	9/8/2020	—	1,091(4)	98.95	9/8/2030	1,091(5)	96,924

(1)	Fifty percent of the shares subject to the option vest and become exercisable on April 16, 2020 and the remaining option shares will vest and become exercisable in twelve (12) equal monthly installments thereafter.
(2)	Twenty-five percent of the shares subject to the option vest and become exercisable on July 30, 2021 and the remaining option shares will vest and become exercisable in thirty-six (36) equal monthly installments thereafter.
(3)	Twenty-five percent of the shares subject to the option vest and become exercisable on April 30, 2021 and the remaining option shares will vest and become exercisable in thirty-six (36) equal monthly installments thereafter.
(4)	Twenty-five percent of the shares subject to the option vest and become exercisable on September 8, 2021 and the remaining option shares will vest and become exercisable in thirty-six (36) equal monthly installments thereafter.
(5)	One-third (1/3) of the shares subject to the RSUs shall vest on the first-year anniversary of the grant date; an additional one-third (1/3) shall vest on the second-year anniversary of the grant date; and the final one-third (1/3) shall vest on the third year anniversary of the grant date.
(6)	Represents the market value of the RSUs based on the closing price of our common stock as reported on the Nasdaq Global Select Market of $88.84 per share on December 31, 2020.

2020 OPTION EXERCISES TABLE

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Mac Armstrong	—	—
Chris Uchida	—	—
Heath Fisher	10,000	$397,735
Jon Christianson	—	—
Bill Bold	—	—

(1)	The value realized on exercise is determined by multiplying (a) the number of options exercised by (b) the excess of the market price of our common stock on the exercise date over the exercise price of the option.

Potential Payments Upon Termination or Change of Control

Post-termination benefits for our Named Executive Officers are established pursuant to the terms of their individual employment agreements and equity awards. In the event of a change in control as described in the 2019 Plan, the acquiring or successor entity may assume or continue all or any awards outstanding under the 2019 Plan or substitute substantially equivalent awards. The Compensation Committee may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines.

Any awards that are not assumed, continued, or substituted for in connection with a change in control or are not exercised or settled prior to the change in control will terminate effective as of the time of the change in control. Notwithstanding the foregoing, except as otherwise provided in an award agreement governing any award, as determined by the Compensation Committee, any award that is not assumed, continued, or substituted for in connection with a change in control shall, subject to the provisions of applicable law, become fully vested and exercisable and/or settleable immediately prior to, but conditioned upon, the consummation of the change in control. The 2019 Plan will also authorize the Compensation Committee, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the change in control transaction over the exercise price per share, if any, under the award.

The following table sets forth the amounts payable to each of our Named Executive Officers based on (a) the acceleration of unvested equity awards upon a change in control of the Company, and (b) an assumed termination of employment as of December 31, 2020 related to certain designated events. For equity related amounts, the market price refers to the closing price of our common stock which was $88.84 per share as reported on the Nasdaq Global Select Market as of December 31, 2020. The amounts that would be paid upon a

NEO’s actual termination of employment can only be determined at the time of such termination, based on the facts and circumstances then prevailing.

Name	Value of Acceleration of Unvested Equity Awards Upon Change in Control (1)	Value if Involuntarily Terminated Without Cause (2)	Value if Voluntarily Terminated by Executive for Good Reason (2)	Value if Terminated Due to Death or Disability (3)	Value if Involuntarily Terminated following a Change in Control (1)
Mac Armstrong	3,323,688	600,000	600,000	309,357	3,323,688
Chris Uchida	439,209			(3)	439,209
Heath Fisher	1,645,417	415,000	415,000	216,118	1,645,417
Jon Christianson	635,626	177,500	177,500	186,398	635,626
Bill Bold	703,724			(3)	703,724

(1)	Amounts reported reflect the value attributable to the immediate acceleration of unvested equity awards upon a change of control event. Amount is determined by multiplying (a) the number of unvested options that would automatically become fully vested, by (b) the excess of the market price of our common stock on the change of control date over the exercise price of the option plus c) the number of unvested RSUs that would automatically become fully vested multiplied by d) the closing price of our common stock on the change in control date.
(2)	Amounts reported represents the value of benefits payable to each Named Executive Officer as follows: Messrs. Armstrong and Fisher: 12 months of their respective current base salaries; Mr. Christianson: 6 months of his current base salary.
(3)	For Messrs. Armstrong, Fisher and Christianson, amounts reported represent the value of six months of short-term disability and health and welfare benefits payable to each Named Executive Officer per the terms of their respective employment agreements. If these executives were unable to return to work after six months of short-term disability, we may terminate their employment upon written notice.
(4)	Long-term disability and group term life insurance are company-provided benefits for all team members and therefore not included in this table. Long-term disability benefits are only paid after six months on short-term disability and is 60% of base pay up to $10,000 per month for a specific period of time based on each Named Executive Officer’s age. Under the group term life policy, each Named Executive Officer’s designated beneficiary is entitled to a benefit payment not to exceed $25,000.

Employment Agreements for Executive Officers

We have entered into employment agreements with Messrs. Armstrong, Fisher and Christianson setting forth the terms of the officer’s employment with us. The material terms of employment with our Named Executive Officers are described below. We did not enter to employment agreements with Messrs. Uchida and Bold.

Mac Armstrong

We entered into an employment agreement with Mr. Armstrong, our Chief Executive Officer, dated April 10, 2014, as amended on March 5, 2018. The term of the agreement is automatically renewed for successive one-year terms unless otherwise terminated (or unless either party gives written notice of its intent not to renew at least sixty days prior to the expiration of the then-current term). Pursuant to the terms of this agreement, Mr. Armstrong is eligible to receive an annual discretionary target bonus of up to 2.4% of our fiscal year GAAP after-tax net income that exceeds 8% of prior year book value, as such terms are defined by the Board (the "Bonus Pool"). In the event that Mr. Armstrong is terminated by us without cause or if he resigns for good reason, he will be entitled to a severance package consisting of continued payment of 12 months of his then current base salary payable in accordance with our regular payroll cycle beginning on the first regular payday occurring following the termination date, subject to his execution and non-revocation of a general release of claims in our favor.

Heath Fisher

We entered into an employment agreement with Mr. Fisher, our President, dated April 15, 2014, as amended on March 1, 2018. The term of the agreement is automatically renewed for successive one-year terms unless otherwise terminated (or unless either party gives written notice of its intent not to renew at least sixty days prior to the expiration of the then-current term). Pursuant to the terms of this agreement, Mr. Fisher is eligible to receive an annual discretionary target bonus of up to 1.3%, 1.2%, 1.1% and 1.0% of our annual Bonus Pool for fiscal years 2018, 2019, 2020 and 2021, respectively. In the event that Mr. Fisher is terminated by us without cause or if he resigns for good reason, he will be entitled to a severance package consisting of continued payment of 12 months of his then current base salary payable in accordance with our regular payroll cycle beginning on the first regular payday occurring following the termination date, subject to his execution and non-revocation of a general release of claims in our favor.

Jon Christianson

We entered into an employment agreement with Mr. Christianson, our Chief Operating Officer and Chief Underwriting Officer, dated April 15, 2014, as amended on March 1, 2018. The term of the agreement is automatically renewed for successive one-year terms unless otherwise terminated (or unless either party gives written notice of its intent not to renew at least sixty days prior to the expiration of the then-current term). Pursuant to the terms of this agreement, Mr. Christianson is eligible to receive an annual discretionary target bonus of up to 40% of his then-current base salary. In the event that Mr. Christianson is terminated by us without cause or if he resigns for good reason, he will be entitled to a severance package consisting of continued payment of six months of his then current base salary payable in accordance with our regular payroll cycle beginning on the first regular payday occurring following the termination date, subject to his execution and non-revocation of a general release of claims in our favor.

Retirement Plan and Other Benefits

We maintain a retirement savings plan, or 401(k) Plan, for the benefit of our eligible team members, including our Named Executive Officers. Our 401(k) Plan is intended to qualify under Section 401 of the Internal Revenue Code. In general, all team members are eligible to participate in the plan on the date they are hired. Each participant in the 401(k) Plan may contribute up to the statutory limit of his or her pre-tax compensation. We contribute the lesser of 3% of the team member’s compensation or the maximum amount allowed under statutory law. Under the plan, each team member is fully vested in his or her deferred salary contributions as well as the 3% company contributions. The 401(k) Plan employer contributions provided to our Named Executive Officers are reflected in the “Executive Compensation – 2020 Summary Compensation Table” section under the “All Other Compensation” column heading.

We also maintain an employee stock purchase plan (“ESPP”), where team members can purchase our stock at a discount via payroll withholdings. The ESPP is administered through team member participation in discrete offering periods. During each discrete offering period, team member funds are withheld, and the stock purchase occurs upon the conclusion of the offering period. All of our team members are eligible to participate in broad-based and comprehensive employee benefit programs, including medical, dental, vision and group term life insurance and long-term disability. Our Named Executive Officers are eligible to participate in these plans generally on the same basis as our other team members.

Compensation Decisions Related to Fiscal 2021

2021 Base Salaries

As part of its annual review of executive compensation, the Compensation Committee reviewed the base salaries of our NEOs, focusing on the market competitiveness of salaries and based on executive benchmarking data and input provided by PwC. Effective January 1, 2021, base salaries for our Named Executive Officers were as follows:

Name	2021 Base Salary	2020 Base Salary	% Change
Mac Armstrong	$850,000	$600,000	42%
Chris Uchida	$415,000	$325,000	28%
Heath Fisher	$465,000	$415,000	12%
Jon Christianson	$375,000	$355,000	6%
Bill Bold	$300,000	$300,000	No Change

2021 Annual Cash Incentive Plan

In January 2021, we introduced the Palomar Holdings, Inc. Annual Incentive Plan (“AIP”), a short-term cash incentive plan designed to attract and retain superior talent by rewarding team members and executives (“Participants”) by tying a portion of their cash compensation to their contributions toward meeting and exceeding overall company, business unit and management by objectives (“MBOs”) or discretionary metrics (“Discretionary”).

Any awards under the AIP are subject to the approval of the Compensation Committee with input and recommendations of Management. The Compensation Committee has final authority with respect to administration and interpretation of the AIP.

2021 Long-Term Equity Incentives

In January 2021, we completed our transition to a formal long-term incentive compensation program under our existing 2019 Equity Incentive Plan (“2019 EIP”), where equity awards in the form of stock options, RSUs and Performance Share Units (“PSUs”) are granted to our executive officers, including our Named Executive Officers and other key team members. With input from the Compensation Committee’s Compensation Consultant, PwC, the Compensation Committee considered executive benchmarking data of the similar peer group of publicly traded companies noted above and determined a Target LTI % of each executive’s base salary. 2021 award types were allocated as follows: 20% Stock Options, 60% RSUs, and 20% PSUs. Stock Options and RSUs characteristics have been discussed previously in this Proxy Statement. PSUs have the following characteristics:

PSUs (similar to RSUs with the following additional characteristics):

●	Purpose: Attract and reward our executives with incentive compensation based on their contributions toward meeting and exceeding overall Company financial goals and promote retention of our executives while aligning their interests with the long-term interests of our stockholders in a manner consistent with competitive market practices.
●	Pay for Performance: PSUs are subject to Company performance metrics determined annually by the Compensation Committee with input from Management.
●	Payout Levels: PSUs are subject to a Minimum (50%), Target (100%) and Maximum (200%) payout structure for each performance metric with a linear pro rata payout between Minimum and Target and between Target and Maximum.
●	Performance Period and Vesting Conditions: The Compensation Committee determines the performance period and will perform its assessment of the Company’s achievement of the PSU performance metrics at its annual meeting during the first quarter following the Company’s most recent fiscal year once full year financial results are audited and approved. Any payout of PSUs shall be settled in whole shares of our common stock and will be deemed partially vested by the executive from a performance vesting perspective. The executive must also continue providing service through the end of a specified service period following the performance period. Therefore, the combined vesting for PSUs result in a vesting schedule equivalent to 3-year cliff vesting period.

2021 Peer Group

The Compensation Committee did not formally determine or utilize a peer group in setting 2020 compensation for our NEOs. As part of our transition to a public company compensation framework and to ensure that our NEO compensation program is competitive and will allow us to meet our objective of attracting and retaining talented executives, the Compensation Committee, with assistance from PwC, set out to establish a peer group to benchmark executive compensation data for our NEOs relative to executives with similar job titles and responsibilities at the select peer group companies. The Compensation Committee assessed the competitiveness of our compensation program in comparison to the entire peer group and market compensation data from published survey sources relating to companies in the insurance industry, and in October 2020 approved the following 13 public companies within the insurance industry and of similar market cap and annual revenues as ours to be used for 2021 executive compensation benchmarking purposes:

Amerisafe, Inc.	James River Group Holdings, Ltd.	RLI Corp.
FedNat Holding Co.	Kinsale Capital Group, Inc.	Safety Insurance Group, Inc.
Goosehead Insurance, Inc.	Mercury General Corp.	United Insurance Holdings Corp.
HCI Group, Inc.	NI Holdings, Inc.
Heritage Insurance Holdings, Inc.	Protective Insurance Corp. (1)

(1)	On February 16, 2021, Protective Insurance Corp. announced it has entered into a Merger Agreement where it will be acquired by The Progressive Corporation. This peer company will be replaced by a different peer company when the executive benchmarking study is performed later in fiscal 2021.

CEO Pay Ratio Disclosure

Summary

Under the Dodd-Frank Act, SEC rules require disclosure of a ratio reflecting our CEO’s annual total compensation to the annual total compensation of our Median Team Member, as defined below. For the 2020 fiscal year, the ratio of the annual total compensation of Mr. Armstrong, our Founder and CEO ("CEO Compensation"), to the median of the annual total compensation of all of our team members and those of our consolidated subsidiaries other than Mr. Armstrong ("Median Annual Compensation") was 11 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below. The assumptions used in the calculation of our estimated pay ratio are specific to our company and our team member population; therefore, our pay ratio may not be comparable to the pay ratios of other companies.

In this summary, we refer to the team member who received the Median Annual Compensation as the "Median Team Member." The Median Annual Compensation was $100,252 and was calculated by totaling for our Median Team Member all applicable elements of compensation for the 2020 fiscal year in accordance with Item 402(c)(2)(x) of Regulation S-K. CEO Compensation was $1,063,612, which represents the total compensation reported for Mr. Armstrong in the "2020 Summary Compensation Table" for the 2020 fiscal year.

Methodology to Determine the Median Team Member

To identify the Median Team Member, we first determined our team member population as of December 31, 2020 (the "Determination Date"). We had 121 active team members (other than Mr. Armstrong), which did not include any independent contractors or "leased" workers, as permitted by the applicable SEC rules. We then measured 2020 total compensation for the period beginning on January 1, 2020 and ending on December 31, 2020 for all 121 team members by determining their total cash compensation consisting of regular pay (salary and hourly wages including overtime). Amounts related to bonuses and stock compensation were excluded as not all team members were eligible to receive such compensation. We then ranked our 121 team members to identify our Median Team Member. Compensation for any team member who was employed for less than the full fiscal year was annualized.

Equity Compensation Plan Information

The following table provides information as of December 31, 2020 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(2)	1,023,382(3)	$23.92	2,403,634(4)
Equity compensation plans not approved by stockholders	—	—	—
Total	1,023,382	$23.92	2,403,634

(1)	The weighted average exercise price is calculated based solely on outstanding stock options.
(2)	Includes the following plans: 2019 Equity Incentive Plan (“2019 Plan”) and 2019 Employee Stock Purchase Plan (“ESPP”).
(3)	This number includes 1,008,648 stock options outstanding and 14,734 RSUs outstanding granted under our 2019 Plan.
(4)	This number includes 1,952,001 shares available for issuance under our 2019 Plan and 451,633 shares available for sale under our ESPP. The 2019 Plan provides for an automatic increase on January 1, 2020 and each subsequent anniversary through 2029, equal to the least of (i) 3% of the number of shares of common stock issued and outstanding on the immediately preceding December 31; and (ii) an amount determined by our Board. The ESPP provides for annual increases in the number of shares available for sale under the ESPP on January 1, 2020 and each subsequent anniversary through 2029, equal to the least of: 240,000 shares; or (ii) such other amount as may be determined by our Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 1, 2021 for:

●	each of our directors and our nominees for director;
●	each of our Named Executive Officers;
●	all of our current directors, director nominees, current executive officers, and Named Executive Officers as a group; and
●	each person or group who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 25,588,550 shares of our common stock outstanding as of April 1, 2021. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 1, 2021 and RSUs scheduled to vest within 60 days of April 1, 2021 to be outstanding and to be beneficially owned by the person holding such equity awards for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037.

Name	Total Shares Beneficially Owned	Beneficial Ownership
5% Stockholders:
Blackrock, Inc. (1) 55 East 52nd Street New York, NY 10055	3,165,237	12.4%
The Vanguard Group (2) 100 Vanguard Blvd. Malvern, PA 19355	1,856,805	7.3%
Amundi and Amundi Asset Management (3) 90-93 boulevard Pasteur 75015 Paris, France	1,275,179	5.0%

Directors, Director Nominees and Named Executive Officers	Shares Held Directly	Shares Held Indirectly	Stock Options Exercisable within 60 days	RSUs Scheduled to Vest within 60 days	Total Shares Beneficially Owned	Beneficial Ownership
Richard H. Taketa	38,018	–	–	334	38,352	*
Robert Dowdell	2,267	67,855(4)	–	334	70,456	*
Catriona Fallon	1,065	–	4,262	334	5,661	*
Daryl Bradley	–	–	612	334	946	*
Martha Notaras	125	–	1,076	334	1,535	*
Mac Armstrong	1,194	735,388(5)	206,310	–	942,892	3.7%
Chris Uchida	34,492	–	27,156	–	61,648	*
Heath Fisher	–	232,198(6)	100,311	–	332,509	1.3%
Jon Christianson	107,075	–	40,937	–	148,012	*
Bill Bold	–	–	5,417	–	5,417	*
All executive officers, directors, and director nominees as a group (14 persons)	202,610	1,035,441	437,100	1,670	1,676,821	6.4%

*    less than 1%

1)	Based solely on the most recently available Schedule 13G/A filed with the SEC on January 27, 2021. Blackrock, Inc. reported beneficial ownership on behalf of iShares Core S&P Small-Cap ETF of 3,165,237 shares with sole voting power of 3,145,073 shares and sole dispositive power of 3,165,237 shares.
2)	Based solely on the most recently available Schedule 13G filed with the SEC on February 10, 2021. The Vanguard Group reported beneficial ownership of 1,856,805 shares with shared voting power of 46,294 shares, sole dispositive power of 1,794,803 shares and shared dispositive power of 62,002 shares.
3)	Based solely on the most recently available Schedule 13G filed with the SEC on February 16, 2021. Amundi is a majority-owned affiliate of Credit Agricole S.A., a French bank. Amundi Asset Management is a wholly owned subsidiary of Amundi. Amundi and Amundi Asset Management reported beneficial ownership of 1,275,179 shares with shared voting power of 1,268,228 shares and shared dispositive power of 1,275,179 shares.
4)	Amount represents shares of common stock held by RGD Partners LP. Mr. Dowdell has no pecuniary interest in the shares held by RGD Partners LP.
5)	Amount represents shares of common stock held by the Armstrong Family Trust. Mr. Armstrong is co-Trustee of the Armstrong Family Trust and may be deemed to have beneficial ownership of the shares held by this entity.
6)	Amount represents shares held by the 2007 Fisher Family Trust. Mr. Fisher is co-Trustee of the 2007 Fisher Family Trust and may be deemed to have beneficial ownership of the shares held by this entity.

RELATED PERSON TRANSACTIONS

The following is a description of transactions since the beginning of our last fiscal year to which we have been a party, in which the amount involved exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Mac Armstrong’s brother, Jake Armstrong, serves as SVP, Underwriting. For fiscal year 2020, Jake Armstrong earned/received: i) base salary of $204,130, ii) an annual cash incentive bonus of $54,000, iii) long-term equity incentives in the form of stock options and RSUs with a combined grant date fair value of $40,891 and iv) $4,845 in 401(k) plan employer contributions.

Stockholders Agreement with Genstar Capital

We were previously party to a stockholder’s agreement with Genstar Capital (the “Stockholders Agreement”), which terminated in May 2020 in connection with Genstar Capital beneficially owning less than 10% of the outstanding shares of our Common Stock. The Stockholders Agreement gave Genstar Capital the right to nominate a percentage of our directors corresponding to Genstar Capital’s then-current ownership, up to a total of 50% of our directors.

Registration Rights Agreement with Genstar Capital

We were previously party to a registration rights agreement with Genstar Capital (the "Registration Rights Agreement”), which terminated in May 2020 in connection with Genstar Capital beneficially owning less than 10% of the outstanding shares of our Common Stock. Pursuant to the Registration Rights Agreement, Genstar Capital was entitled to demand the registration of the sale of certain or all of our common stock that it beneficially owned.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Policies and Procedures for Related Party Transactions

Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction. All the transactions described in this section occurred prior to the adoption of this policy.

OTHER MATTERS

Available Information

Our financial statements for our fiscal year ended December 31, 2020 are included in our Annual Report on Form 10-K. This proxy statement and our annual report are posted on the Investors section of our website at https://ir.plmr.com/financials/sec-filings and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Palomar Holdings, Inc., Attention: Investor Relations, 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037.

Company Website

We maintain a website at www.plmr.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

PROPOSALS OF STOCKHOLDERS FOR 2022 ANNUAL MEETING

Stockholders who wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting must submit their proposals so that they are received at Palomar’s principal executive offices no later than the close of business (5:00 p.m. Pacific Time) on December 17, 2021. Pursuant to the rules promulgated by the SEC, simply submitting a proposal does not guarantee that it will be included.

In order to be properly brought before the 2022 annual meeting of stockholders, a stockholder’s notice of a matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to the Secretary of Palomar at its principal executive offices not less than 90 nor more than 120 days before the first anniversary of the date of the preceding year’s annual meeting. As a result, any notice given by a stockholder pursuant to these provisions of our Bylaws must be received no earlier than January 27, 2022, and no later than the close of business (5:00 p.m. Pacific Time) on February 26, 2022, unless our 2022 annual meeting date occurs more than 30 days before or 70 days after May 27, 2022. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the 2022 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the meeting.

To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our Bylaws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaw and SEC requirements. Palomar will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaw and SEC requirements for submitting a proposal or nomination.

Notices of intention to present proposals at the 2022 annual meeting of stockholders must be addressed to: Palomar, Inc., Attention: Secretary, 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

* * *

The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the person named on the form of proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote over the Internet or by telephone as instructed on the Notice, or if you requested a printed copy of the proxy materials, execute and return, at your earliest convenience, the enclosed proxy card.

THE BOARD OF DIRECTORS

La Jolla, California

April 16, 2021

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 11:59 PM Pacific Time May 26 2021. Online GIof ntoo welwewct.reonnviicsivoontrienpgo, rts.com/PLMR or delete QR code and control # scΔan the QR≈ code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/PLMR Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Class II Directors:* 01 - Richard H. Taketa 02 - Catriona M. Fallon *each to serve until the 2024 annual meeting of stockholders Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees 01 02 For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. For Against Abstain For Against Abstain 2. To hold an advisory vote to approve executive compensation (the “Say-on-Pay” vote); 4. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2021. 1 Year 2 Years 3 Years Abstain 3. To hold an advisory vote on the frequency of holding an advisory vote to approve executive compensation. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 9 9 0 9 2 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 03F4GE MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2 and 4 and for every 1 YEAR on Proposal 3. 2021 Annual Meeting Proxy Card1234 5678 9012 345

2021 Annual Meeting Admission Ticket 2021 Annual Meeting of Palomar Holdings, Inc. Stockholders Thursday, May 27, 2021, 9:00 a.m. PT Corporate Headquarters 7979 Ivanhoe Avenue, Suite 500, La Jolla, CA Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Notice, proxy statement, and 2020 annual report is available at: www.envisionreports.com/PLMR q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2021 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 27, 2021 Mac Armstrong is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2021 Annual Meeting of Stockholders of Palomar Holdings, Inc. to be held on May 27, 2021 or at any postponement or adjournment thereof. For the proposals on the reverse side, the Board of Directors recommends that you vote "For" the proposals identified in items 1,2, and 4 and "1 year" for the proposal identified in item 3. When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted: "For" the election of the Class II directors listed in Item 1 and "For" the proposals listed in items 2 and 4 and "1 year" for the proposal identified in item 3, and as the proxy holder may determine in his discretion with regard to any other matter properly brought before the meeting. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items Proxy — Palomar Holdings, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/PLMR